UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Martin Marietta Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2006

Annual Meeting of
Shareholders and
Proxy Statement

April 7, 2006

Dear Fellow Shareholder:

The Directors and Officers of Martin Marietta Materials, Inc. join me in inviting you to attend the Corporation’s Annual Meeting of Shareholders on May 23rd. The formal notice of this meeting and the proxy statement describing the matters to be acted upon at the meeting accompany this letter.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting.

Thank you for your continued support of Martin Marietta Materials.

Sincerely,

Stephen P. Zelnak, Jr.
Chairman of the Board, President
and Chief Executive Officer

MARTIN MARIETTA MATERIALS, INC.
2710 Wycliff Road, Raleigh, North Carolina 27607

Notice of Annual Meeting of Shareholders

To Be Held May 23, 2006

To our Shareholders:

         The Annual Meeting of Shareholders of Martin Marietta Materials, Inc. will be held on Tuesday, May 23, 2006, at 11:30 a.m. at the Corporation’s principal office, 2710 Wycliff Road, Raleigh, North Carolina. At the meeting, the holders of the Corporation’s outstanding common stock will act on the following matters:

(1)	election of four (4) Directors, each to serve for a term of three (3) years until the Annual Meeting of Shareholders in 2009, and until their successors are duly elected and qualified;

(2)	approval of amendments to the Stock-Based Award Plan;

(3)	ratification of the appointment of independent auditors; and

(4)	any other business as may properly come before the meeting.

         All holders of record of shares of Martin Marietta Materials common stock (NYSE: MLM) at the close of business on March 17, 2006 are entitled to vote at the annual meeting and any adjournments or postponements of the meeting.

         Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope.

By Order of the Board of Directors,

Roselyn R. Bar
Senior Vice President, General
Counsel and Secretary

Raleigh, North Carolina

April 7, 2006

PROXY STATEMENT

GENERAL INFORMATION

           This proxy statement contains information related to the annual meeting of shareholders of Martin Marietta Materials, Inc., a North Carolina corporation, to be held on Tuesday, May 23, 2006, at 11:30 a.m. at the Corporation’s principal office, 2710 Wycliff Road, Raleigh, North Carolina. The Corporation’s Annual Report for the fiscal year ended December 31, 2005, including audited financial statements, is being mailed to shareholders with this proxy statement.

         This proxy statement, the proxy card, and the notice of meeting will be sent commencing approximately April 12, 2006 to shareholders of record on March 17, 2006.

What is the purpose of the annual meeting?

         At our annual meeting, shareholders will act on the matters outlined in the accompanying notice of annual meeting of shareholders. This statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at the meeting and at any and all adjournments or postponements of the meeting.

         Whether or not you plan to attend the meeting, we encourage you to date, sign, and return your proxy in the enclosed envelope.

Who is entitled to vote at the meeting?

         Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the meeting, or any adjournments or postponements of the meeting.

What are the voting rights of the holders of Martin Marietta’s common stock?

         Each share of Martin Marietta Materials common stock is entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

         All shareholders as of the record date, or their duly appointed proxies, beneficial owners presenting satisfactory evidence of ownership as of the record date, and invited guests of the Corporation may attend the meeting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date constitutes a quorum, permitting shareholders to take action at the meeting. On March 17, 2006, there were 45,882,578 shares outstanding of the Corporation’s common stock, $.01 par value per share.

         Votes cast by proxy or in person at the annual meeting will be tabulated by an independent inspector of election appointed by the Corporation’s Board of Directors for the annual meeting from American Stock Transfer & Trust Company, the Corporation’s transfer agent. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions will be counted as shares that are present and entitled to vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter and specific instructions are not received from the shareholder regarding that matter, those shares represented by the proxy will not be considered as present and entitled to vote with respect to that matter.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Corporation, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card or vote in person. Shareholders whose shares are held by brokers, banks, or other nominees who wish to vote at the meeting will need to obtain a proxy form from the institution that holds its shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your vote, you may revoke your proxy at any time prior to its exercise at the annual meeting (i) by filing with the Corporation’s Secretary an instrument revoking the proxy prior to the meeting, (ii) by the timely delivery to the Corporation’s Secretary, or at the meeting, of a subsequently dated and executed proxy, or (iii) if you attend the meeting, by voting your shares in person. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

How do I vote my 401(k) shares?

         Each participant in the Corporation’s Performance Sharing Plan and the Savings and Investment Plan may direct the trustee as to the manner in which shares of common stock allocated to the plan participant’s account are to be voted. If the plan participant does not return a voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

How are brokers required to vote? What are “broker non-votes”?

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares at their discretion. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a “broker non-vote.” The Corporation’s proposal to amend the Stock-Based Award Plan is such a proposal for which brokers will not be able to vote, absent specific instructions from the beneficial owner.

What vote is required to approve each item?

         The Corporation’s Bylaws generally require the affirmative vote of either a plurality or majority of the votes cast for or against a proposal at the meeting to authorize action on any matter to be considered at the annual meeting.

         The election of Directors requires a plurality of the votes cast with a quorum present. “Withheld” votes are not counted in determining whether a plurality of votes was received by a Director nominee.

         Under the rules of the New York Stock Exchange, the approval of amendments to the Corporation’s Stock-Based Award Plan requires a majority of the votes cast for approval, provided that the total votes cast represent over fifty percent (50%) in interest of all securities entitled to vote on the proposal. In determining whether a majority of the votes were cast for approval of amendments to the Stock-Based Award Plan, abstentions and broker non-votes will not be counted “for” or “against” the proposal. In determining whether the number of votes cast represents over 50% in interest of all securities entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast.

         For purposes of Section 162(m) of the Internal Revenue Code, approval of the amendments to the Stock-Based Award Plan requires a majority of the votes cast to be in favor of approval. Under North Carolina law, if a quorum exists, such amendments are approved if the votes cast favoring the action exceeds the votes cast opposing the action. Abstentions and broker non-votes will not be counted “for” or “against” the proposal for these purposes.

         The ratification of selection of independent auditors, and any other proposal presented at the meeting, will be approved if more votes are cast by proxy or in person in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be counted “for” or “against” the proposal.

What are the Board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation, as well as a description of each proposal, is set forth in this proxy statement. The Board recommends a vote:

•	FOR the election of the nominated slate of Directors;

•	FOR the amendments to the Stock-Based Award Plan; and

•	FOR ratification of the selection of Ernst & Young LLP as independent auditors.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of the Corporation’s stock?

         The following table sets forth information with respect to the shares of common stock that are held by persons known to the Corporation to be the beneficial owners of more than 5% of such stock as of March 17, 2006. To the best of the Corporation’s knowledge, based in part on filings with the Securities and Exchange Commission as noted below, no person beneficially owned more than 5% of any class of the Corporation’s outstanding voting securities at the close of business on March 17, 2006, except for those shown below.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Davis Selected Advisers, L.P.(1)	6,459,500	13.93%
2949 East Elvira Road, Suite 101 Tucson, AZ 85706

(1)	As reported in Schedule 13G/ A dated December 31, 2005 filed with the Securities and Exchange Commission as of December 31, 2005.

How much stock do the Corporation’s Directors and executive officers own?

         The following table sets forth information as of March 17, 2006 with respect to the shares of common stock that are beneficially owned by the Directors and nominees, the Chief Executive Officer, and the four other most highly compensated executive officers, individually, and by all Directors and executive officers of the Corporation as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)

Roselyn R. Bar	31,229	(4)(5)
Marcus C. Bennett	27,839	(2)
Sue W. Cole	21,013	(2)(3)
Janice K. Henry	97,338	(4)
David G. Maffucci	3,760	(2)
William E. McDonald	17,010	(2)
Frank H. Menaker, Jr.	28,716	(2)
Donald M. Moe	102,515	(4)
Laree E. Perez	3,952	(2)
Dennis L. Rediker	8,615	(2)
William B. Sansom	29,820	(2)(6)
Philip J. Sipling	189,037	(4)
Richard A. Vinroot	22,679	(2)
Stephen P. Zelnak, Jr.	416,586	(4)(7)
All Directors and executive officers as a group (18 individuals including those named above)	1,154,491	(2)(3)(4)(5)(6)(7)

(1)	As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of common stock outstanding. All Directors and executive officers as a group own 2.52% of the shares of common stock outstanding as of March 17, 2006.
(2)	Amounts reported include compensation paid on an annual basis that Directors have received in common stock units that is deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors. The Directors do not have voting or investment power for their respective share units. The number of common stock units credited to each of the Directors as of March 17, 2006 is as follows: Mr. Bennett, 11,339; Ms. Cole, 6,763; Mr. Maffucci, 760; Mr. McDonald, 9,010; Mr. Menaker, 10,716; Ms. Perez, 952; Mr. Rediker, 2,615; Mr. Sansom, 11,060; and Mr. Vinroot, 9,679. Amounts reported also include options for common stock in the amount of 16,500 for each Director, except Ms. Cole, who has 10,000; Mr. Maffucci, who has 3,000; Ms. Perez, who has 3,000; and Mr. Rediker, who has 6,000. All such options are exercisable.
(3)	Includes an approximation of the number of shares in Ms. Cole’s IRA.
(4)	The number of shares owned for each of Mses. Bar and Henry and Messrs. Moe, Sipling, Zelnak and all Directors and executive officers as a group assumes that options held by each of them covering shares of common stock in the amounts indicated, which are currently exercisable within 60 days of March 17, 2006, have been exercised: Ms. Bar, 11,000; Ms. Henry, 71,499; Mr. Moe, 66,000; Mr. Sipling, 135,000; Mr. Zelnak, 266,666; and all Directors and executive officers as a group, 715,830. The amounts reported also include common stock units credited to each of the named executives in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) restricted stock awards granted under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan that are subject to forfeiture in accordance with the terms of the plan, each in the following amounts: Ms. Bar, 2,945 and 10,155, respectively; Ms. Henry, 3,320 and 5,827, respectively; Mr. Moe, 2,447 and 25,191, respectively; Mr. Sipling, 6,006 and 28,469, respectively; Mr. Zelnak, 28,135 and 87,837, respectively; and all Directors and executive officers as a group, 55,019 and 203,009, respectively. There are no voting rights associated with the stock units.
(5)	Includes an approximation of the number of shares in the participant’s account in the Martin Marietta Materials, Inc. Performance Sharing Plan.
(6)	Includes 1,210 shares owned indirectly.
(7)	Includes 22,642 shares held by the Zelnak Private Foundation of which Mr. Zelnak and his wife are trustees and share voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires directors and officers of the Corporation and persons who own more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports in changes in ownership of the common stock. Directors, officers and more than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to the Corporation copies of all Section 16(a) reports filed.

         Based solely on its review of the copies of reports furnished to the Corporation and written representations that no other reports were required for the year ended December 31, 2005, the Corporation believes that no Director, officer, or 10% shareholder failed to timely file in 2005 any report required by Section 16(a).

CORPORATE GOVERNANCE MATTERS

The Board Of Directors

         The Board of Directors consists of ten members, nine of whom are non-employee Directors. The Board is divided into three classes with three-year terms.

         The Board of Directors has nominated four persons for election as Directors to serve three-year terms expiring in 2009. Unless otherwise directed, proxies will be voted in favor of these nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee.

         The following sets forth the age and certain other biographical information for each of the nominees for election and for each of the other members of the Board of Directors as of the date of this proxy statement.

PROPOSAL 1 —	Nominees for Election to the Board of Directors For a Term Continuing Until 2009:

David G. Maffucci (55)

Director (since 2005), member of the Finance Committee and the Ethics, Environment, Safety and Health Committee.

Mr. Maffucci has served as Executive Vice President and President-Newsprint Division of Bowater Incorporated, a manufacturer of newsprint and other specialty paper, pulp, and solid wood products, since 2005. Previously, from 2002 to 2005, he was Executive Vice President and Chief Financial Officer, and from 1995 to 2002, he was Senior Vice President and Chief Financial Officer of Bowater Incorporated.

William E. McDonald (63)

Director (since 1996), Chair of the Management Development and Compensation Committee, member of the Executive Committee and the Nominating and Corporate Governance Committee.

Mr. McDonald served as Senior Vice President, Customer Service Operations, Sprint Corporation, a telecommunications company, until his retirement in 2000.

Frank H. Menaker, Jr. (65)

Director (since 1993), Chair of the Ethics, Environment, Safety and Health Committee, member of the Audit Committee and the Management Development and Compensation Committee.

Mr. Menaker is a partner in the DLA Piper Rudnick Gray Cary international law firm, based in Washington, D.C. Mr. Menaker previously served as Senior Vice President and General Counsel of Lockheed Martin Corporation, a defense, aeronautics, and aerospace company, from 1996 until 2005. He retired from Lockheed Martin in 2006.

Richard A. Vinroot (64)

Director (since 1996), member of the Ethics, Environment, Safety and Health Committee and the Nominating and Corporate Governance Committee.

Mr. Vinroot has been a member of the law firm of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina since 1969. From 1991 to 1995, Mr. Vinroot served as Mayor of Charlotte, North Carolina.

The Board unanimously recommends a vote “FOR”

all nominees for election to the Board of Directors.

Directors Whose Terms Continue Until 2008:

Sue W. Cole (55)

Director (since 2002), Chair of the Nominating and Corporate Governance Committee, member of the Audit Committee and the Management Development and Compensation Committee.

Ms. Cole has served as Regional Chief Executive Officer of the Mid-Atlantic Region of United States Trust Company, N.A., an integrated wealth management firm, since 2003. Previously she served as Chief Executive Officer and a Director of U.S. Trust Company of North Carolina and its predecessor, North Carolina Trust Company, from 2001 to 2003 and as President from 1997 to 2003. She is a Director of Unifi, Inc. and serves on its Audit and Compensation Committees.

William B. Sansom (64)

Director (since 1994), Chair of the Finance Committee, member of the Audit Committee.

Mr. Sansom has served as the Chairman and Chief Executive Officer of The H. T. Hackney Co., a wholesale distributor of consumer goods, since 1983. During 1979 to 1983, he served in Tennessee State Government, first as Commissioner of Transportation and then as Commissioner of Finance and Administration. He has also previously served on the Board of Directors of the National Crushed Stone Association. Mr. Sansom is Chairman of the Board of the Tennessee Valley Authority and a Director of First Tennessee National Corporation and Astec Industries, Inc. He chairs the Audit Committee of Astec Industries, Inc.

Stephen P. Zelnak, Jr. (61)

Chairman of the Board (since 1997) and Director (since 1993), Chair of the Executive Committee.

Mr. Zelnak has served as President and Chief Executive Officer of Martin Marietta Materials, Inc. since 1993, and previously served as the President of Martin Marietta Corporation’s Materials Group from 1992 until the formation of the Corporation, and of Martin Marietta Corporation’s Aggregates Division since 1982. Mr. Zelnak is also a Director of Beazer Homes USA, Inc.

Directors Whose Terms Continue Until 2007

Marcus C. Bennett (70)

Director (since 1993), Chair of the Audit Committee, member of the Executive Committee and the Finance Committee.

Mr. Bennett served as Executive Vice President and Chief Financial Officer of Lockheed Martin Corporation from 1996 until his retirement in 1999. He continues to be a Director of Lockheed Martin Corporation, a position he has held since 1995. From 1993 to 2002, Mr. Bennett served as a Director of Carpenter Technology Corporation and chaired its Audit Committee from 1998 to 1999.

Laree E. Perez (52)

Director (since 2004), member of the Audit Committee and the Ethics, Environment, Safety and Health Committee.

Ms. Perez has served as the Managing Partner in The Medallion Company, LLC, an investment management company, since 2003 and as an independent financial consultant with that company since 2002. From 1996 to 2002, she served as Vice President of Loomis, Sayles & Company, L.P. Ms. Perez is a Director of Reliant Energy, Inc. and chairs its Audit Committee.

Dennis L. Rediker (62)

Director (since 2003), member of the Finance Committee and the Ethics, Environment, Safety and Health Committee.

Mr. Rediker has served as President and Chief Executive Officer of The Standard Register Company, an information solutions company, since 2000 and as a Director of that company since 1995.

Corporate Governance Philosophy

         The Board of Directors has long believed that good corporate governance is important to ensure the Corporation is managed for the long-term benefit of its shareholders. Martin Marietta Materials’ business is managed under the direction of the Board of Directors. The Board delegates the conducting of business to the Corporation’s senior management team. The corporate governance standards established by the Board provide a structure within which Directors and management can effectively pursue the Corporation’s objectives for the benefit of its shareholders. Even before the adoption of the Sarbanes-Oxley Act of 2002, one of the most critical components that has governed the way the business affairs of Martin Marietta Materials are conducted has been the Corporation’s Code of Ethics and Standards of Conduct, which has been in place for two decades.

         With that backdrop, the Board has endeavored to choose Board and Committee members who are distinguished by a depth of knowledge and experience, to elect a qualified and dedicated management team, and to direct the business affairs of the Corporation to achieve long-term value for shareholders. The Board believes this purpose is particularly important in overseeing the management of a company such as the Corporation that is engaged in a cyclical business where the long-term value for shareholders may not be reflected in current stock prices and which may be temporarily depressed by short-term factors, such as recessionary economies and operating markets.

         In furtherance of these goals, in 2002, the Board created a Nominating and Corporate Governance Committee, which consists of three independent Directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for the Corporation. The Nominating and Corporate Governance Committee is responsible for overseeing the guidelines and making recommendations to the Board relating to corporate governance matters.

         The New York Stock Exchange (“NYSE”) adopted new and revised rules that require listed companies to adopt governance guidelines and comply with certain standards regarding corporate governance. These new rules became effective with the date of the 2004 annual meeting of shareholders, and the Corporation voluntarily implemented these corporate governance rules prior to their effective date. The NYSE adopted additional amendments to these rules in 2004, which the Corporation has implemented. The NYSE proposed additional amendments to those rules in 2005, which are under consideration by the SEC. The Corporation believes it is currently in compliance with these proposed amendments.

         The Corporation’s Chief Executive Officer certifies annually to the NYSE that he is not aware of any violation by the Corporation of the NYSE corporate governance listing standards. This certification is in addition to the certification by the Corporation’s Chief Executive Officer and Chief Financial Officer included with the Corporation’s periodic reports filed with the Securities and Exchange Commission (“SEC”). The Corporation also submits written affirmations to the NYSE annually regarding details of the Corporation’s compliance with the corporate governance rules of the NYSE.

         The Corporation’s Corporate Governance Guidelines are posted and available for public viewing on the Corporation’s website at www.martinmarietta.com. The guidelines address a wide array of governance issues. Among other matters, the corporate governance principles of Martin Marietta Materials include the following:

Ethics

•	A comprehensive Code of Ethics and Standards of Conduct applicable to all Directors, officers, and employees of the Corporation, including the Corporation’s executive officers, has been in place since the 1980’s.

•	A confidential telephone hotline for anonymous reporting of complaints and concerns was established in 1994 when the Corporation’s common stock became publicly traded.

•	The Board has had, since 1994, an Ethics, Environment, Safety and Health Committee that is responsible for reviewing and monitoring the Corporation’s program on business ethics and conduct, compliance with environmental laws and regulations and matters concerning health and safety.

•	The Corporation will also disclose on its website any amendments to its Code of Ethics and Standards of Conduct and waivers, if any, of such code as applicable to the Corporation’s

Directors and executive officers. Any waiver of the Code of Ethics and Standards of Conduct for Directors or executive officers will be made only by the full Board and promptly disclosed to shareholders within four business days.

Board Independence

•	Nine out of ten Board members are non-employee Directors.

•	Nine out of ten Board members are independent Directors, as defined in the rules of the NYSE, and are not affiliated with the Corporation.

•	The Board has endeavored to replace retiring Directors with independent directors and has, since 2002, added four Directors who are both independent and financially literate.

•	The Corporation’s Corporate Governance Guidelines adopted by the Board reflect the Board’s belief that at least two-thirds of all Directors should consist of independent Directors.

•	The Board has adopted Guidelines for Director’s Independence for the Corporation and has determined that nine of the ten Board members are independent under these Guidelines.

•	The Board has adopted a policy of regularly scheduled executive sessions where the independent Directors meet without management.

Independent Board Committees

•	The Corporation has had, since it went public in 1994, an Audit Committee and a Compensation Committee. In 2004, the Compensation Committee was renamed the Management Development and Compensation Committee to more accurately reflect the Committee’s responsibilities. Both Committees consist entirely of independent Directors, as defined in the rules of the NYSE and the applicable requirements of the SEC.

•	The Nominating and Corporate Governance Committee also consists entirely of independent Directors. Included in the responsibilities of the Nominating and Corporate Governance Committee is oversight of Board nominations and Board committee assignments. The Committee recommends to the Board nominees and committee assignments based on the skills and expertise of the individual nominees and Directors, as well as the needs of the Corporation, among other things.

•	The Audit Committee meets privately with each of management, representatives of the Corporation’s independent auditors, and the Corporation’s internal audit department.

•	The members of the Audit Committee do not receive any consulting or advisory fees or other compensation from the Corporation, other than Directors fees.

•	The members of the Audit Committee have no affiliation with the Corporation other than as a Director of the Corporation.

•	The Board of Directors has determined that the Audit Committee includes at least one member who is an audit committee financial expert, as defined in SEC rules.

General

•	The Board and its members are subject to an annual self-assessment of their performance and the Board’s performance.

•	Directors have access to members of the Corporation’s management team and, as necessary and appropriate, to independent advisors.

•	At least annually, the Board evaluates the performance of the Chief Executive Officer.

•	The Board has adopted charters for each of its Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee, which meet the requirements of the rules of the NYSE and are available on the Corporation’s website at www.martinmarietta.com.

Who are the Corporation’s Independent Directors?

         All of the Corporation’s Directors are independent, non-employee Directors except Mr. Zelnak. Mr. Zelnak does not sit in the executive sessions of the independent Directors nor does he participate in any action of the Board relating to any executive compensation plan in which he may participate. The Board of Directors has determined that no Director (except Mr. Zelnak), or any person or organization with which the Director has any affiliation, has a relationship with the Corporation that may interfere with the Director’s independence from the Corporation and its management.

         In assessing the independence of its members, the Board has adopted for the Corporation a set of Guidelines for Director’s Independence. A copy of these Guidelines is appended to this proxy statement as Appendix A. These Guidelines reflect the rules of the NYSE, applicable requirements of the SEC, and other standards determined by the Board to be important in assessing the independence of Board members. The Board has determined that all members of the Board, except Mr. Zelnak, are “independent” under these Guidelines.

         Mr. Vinroot is a partner in the law firm of Robinson, Bradshaw & Hinson, P.A. located in Charlotte, North Carolina, which provided certain legal services to the Corporation in 2005. Mr. Vinroot did not work on any of the legal matters for the Corporation. The amount of fees paid to Robinson, Bradshaw & Hinson, P.A. for such services was less than $100,000 and less than 0.15% of the firm’s gross revenues for the last fiscal year. Accordingly, the Board determined that Mr. Vinroot’s relationship with the Corporation, directly and as a partner of Robinson, Bradshaw & Hinson, P.A., was not material for purposes of the independence determination.

Do the independent Directors ever meet without management?

         The Corporation’s Corporate Governance Guidelines adopted by the Board provide that at least two Board meetings each year will include an executive session of the non-employee Directors to discuss such topics as they may choose, including a discussion of the performance of the Corporation’s Chairman and Chief Executive Officer. In 2005, the Corporation’s non-employee Directors met 4 times in executive session without management, in addition to executive sessions held by committees of the Board. The Chair of the Nominating and Corporate Governance Committee, currently Ms. Cole, a non-employee Director, presides at these executive sessions of non-employee Directors. In the absence of such Chair, the non-employee Directors would elect from among themselves a Chair for such an executive session.

How would interested parties make their concerns known to the independent Directors?

         The Board of Directors provides a process for shareholders to send communications to the Board. Shareholders and other interested parties may communicate anonymously and confidentially with the Board through the Corporation’s Ethics Hotline at 1-800-209-4508. The Board has also designated the Corporate Secretary to facilitate communications to the Board. Shareholders and other interested parties may communicate directly with the Board of Directors, or directly with non-management Directors, or an individual Director, including the Chair of the Nominating and Corporate Governance Committee, by writing to Martin Marietta Materials, Inc., Attn: Corporate Secretary, 2710 Wycliff Road, Raleigh, North Carolina 27607-3033.

         All communications by shareholders or other interested parties addressed to the Board will be sent directly to Board members. While the Corporation’s Ethics Officer and the Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management Directors unless there is instruction from them to filter such communications (and in such event, any communication that has been filtered out will be made available to any non-management Director who wishes to review it).

         The Corporation and its Board of Directors will continue to review and evaluate the process by which shareholders or other interested persons communicate with the Corporation and the Board and may adopt other or further processes and procedures in this regard. If so, the Corporation will identify those policies and procedures on its website at www.martinmarietta.com.

How often did the Board meet during 2005?

         The Corporation’s Board of Directors held 5 meetings during 2005, all of which were regularly scheduled meetings. There were also a total of 26 committee meetings in 2005. In addition, management confers frequently with its Directors on an informal basis to discuss Corporation affairs.

How many times did Directors attend meetings of the Board and its Committees?

         In 2005, all Directors attended 100% of the meetings of the Board of Directors except for Mr. Rediker, who attended 80% of such meetings. All directors attended more than 85% of the meetings of the committees of the Board on which they served (during the periods that they served).

Will the Directors attend the annual meeting?

         The Corporation’s Directors are expected to attend the Corporation’s annual meeting of shareholders. All Directors then serving on the Board attended the 2005 annual meeting of shareholders.

How are Directors compensated?

         The following table shows the compensation paid by the Corporation to its Directors other than Mr. Zelnak for the year ended December 31, 2005. Mr. Zelnak’s compensation as an executive officer of the Corporation is shown in the section entitled “EXECUTIVE COMPENSATION,” and he receives no additional compensation for service as a Director.

Director Compensation

		Board	Committee	Audit	Committee		Stock
	Annual	Meeting	Meeting	Committee	Chair	Total Cash	Options
Director	Retainer($)(1)	Fees($)(2)	Fees($)(2)	Fees($)(3)	Fees($)(4)	Compensation($)(5)(6)	(Units)(7)

Marcus C. Bennett	$32,500	$6,250	$15,000	$5,000	$8,000	$66,750	3,000
Sue W. Cole	32,500	6,250	21,250	5,000	4,000	69,000	3,000
David G. Maffucci	32,500	2,500	3,750	—	—	38,750	3,000
William E. McDonald	32,500	6,250	15,000	—	4,000	57,750	3,000
Frank H. Menaker, Jr.	32,500	6,250	16,250	5,000	4,000	64,000	3,000
Laree E. Perez	32,500	6,250	12,500	5,000	—	56,250	3,000
Dennis L. Rediker	32,500	5,000	7,500	—	—	45,000	3,000
William B. Sansom	32,500	6,250	13,750	5,000	4,000	61,500	3,000
Richard A. Vinroot	32,500	6,250	10,000	—	—	48,750	3,000

(1)	All of the Directors in 2005, except Mr. Zelnak, who is the Chief Executive Officer of the Corporation, received an annual retainer of $32,500.
(2)	Directors received $1,250 for each regular or special meeting of the Board and Board committees attended.
(3)	Members of the Audit Committee received an additional $5,000, in view of their increased responsibilities.
(4)	The Chair of the Audit Committee received an annual fee of $8,000 in light of his increased responsibilities. Each committee chair (other than the Chairs of the Audit and the Executive Committees) received an annual fee of $4,000.
(5)	Directors were also reimbursed for travel and other expenses related to attendance at Board and committee meetings. The Corporation’s plane was used to transport some Directors to and from Board and committee meetings, but no Directors received personal use of the Corporation’s plane or other perquisites and personal benefits in 2005.
(6)	Pursuant to the Common Stock Purchase Plan for Directors (the “Plan”), nonemployee Directors may elect to receive all or a portion of their fees in the form of common stock, which must be deferred until, at the Director’s election, the date the person ceases to be a Director or the date that is one year and one month following the date that the person ceases to be a Director. Directors may elect to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period up to ten years. Directors may also elect to defer their fees paid in cash on the same basis. The Board of Directors unanimously agreed that a minimum of 50% of each Director’s fees would be paid in common stock and deferred pursuant to the terms of the Plan. There are no matching contributions made by the Corporation. Amounts deferred under the Plan for cash are credited with interest at the prime rate. Amounts deferred under the Plan for common stock are credited toward units (“Units”) of common stock at a 20% discount from the fair market value of the common stock (the closing price of the common stock as reported in the Wall Street Journal) on the date the Director fees would otherwise be paid. The Units will be converted into common stock of the Corporation pursuant to the terms of the Plan. Dividend equivalents are paid on the Units at the same rate as dividends are paid to all shareholders. The Directors do not have voting or investment power for their respective Units. The number of Units credited in 2005 to each of the Directors is as follows: Mr. Bennett, 1,325; Ms. Cole, 1,366; Mr. Maffucci, 760; Mr. McDonald, 1,144; Mr. Menaker, 1,258; Ms. Perez, 557; Mr. Rediker, 892; Mr. Sansom, 1,223; and Mr. Vinroot, 963. The number of Units credited to each of the Directors as of March 17, 2006 is as follows: Mr. Bennett, 11,339; Ms. Cole, 6,763; Mr. Maffucci, 760; Mr. McDonald, 9,010; Mr. Menaker, 10,716; Ms. Perez, 952; Mr. Rediker, 2,615; Mr. Sansom, 11,060; and Mr. Vinroot, 9,679.
(7)	All of the Directors in 2005, except Mr. Zelnak, were granted 3,000 non-qualified stock option awards in accordance with the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan. The stock options granted to the Directors in 2005 were immediately exercisable and expire ten years from the date of grant. The exercise price of the shares of common stock subject to the options was set at the fair market value of the shares at the date the options were granted. As of March 17, 2006, each Director held options for common stock in the amount of 16,500 for each Director, except Ms. Cole, who had 10,000; Mr. Maffucci, who had 3,000; Ms. Perez, who had 3,000; and Mr. Rediker, who had 6,000.

What Committees has the Board established?

         The Corporation’s Board of Directors has six standing committees: the Audit Committee, the Ethics, Environment, Safety and Health Committee, the Executive Committee, the Finance Committee, the Management Development and Compensation Committee, and the Nominating and Corporate Governance Committee.

         The Audit Committee, which is composed entirely of non-employee, independent Directors, held 8 meetings during 2005. The Audit Committee meets periodically and separately in executive sessions with management, the independent auditors, and the Corporation’s internal auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to accounting, auditing, and financial reporting matters of the Corporation, except when such powers are by statute or the Articles of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors. Among other duties, the Audit Committee:

•	selects the independent auditors

•	pre-approves all audit and non-audit services provided to the Corporation by the independent auditors

•	monitors the independence of the independent auditors

•	reviews and approves:

            - the scope and timing of work to be performed by the independent auditors

            - compensation to be paid to the independent auditors

            - financial accounting and reporting principles used by the Corporation

            - policies and procedures concerning audits, accounting, and financial controls

            - recommendations to improve existing practices

            - results of the audit and the reports of the independent auditors

•	reviews and discusses the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditors

•	reviews and discusses management’s assessment of the effectiveness of the Corporation’s system of internal control over financial reporting

•	discusses the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

•	discusses guidelines, policies, and other matters related to risk assessment and risk management and how the process is handled by management

•	considers allegations, if ever made, of possible financial fraud or other financial improprieties

•	sets clear hiring policies for employees or former employees of the independent auditors

•	reviews the qualifications and the plan and scope of work of the corporate internal audit function

•	prepares an audit committee report as required by the SEC to be in this proxy statement

The Committee’s current members are Directors Bennett (Chair), Cole, Menaker, Perez, and Sansom. The Board of Directors has determined that the Chair of the Audit Committee, Mr. Bennett, qualifies as an “audit committee financial expert” as defined in rules adopted by the SEC. The Board has also determined that Mr. Bennett, and the other members of the Audit Committee, are independent of management, as required by the rules of the NYSE, SEC, and the Board’s Guidelines for Director’s Independence.

         The Ethics, Environment, Safety and Health Committee held 2 meetings during 2005. It monitors compliance with the Corporation’s Code of Ethics and Standards of Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of the Corporation and its Directors, officers, and employees, including conflicts or potential conflicts of interest between the Corporation and any of its Directors, officers, and employees. The Committee also reviews and monitors the adequacy of the Corporation’s policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations, and matters relating to health and safety. The Committee’s current members are Directors Menaker (Chair), Maffucci, Perez, Rediker, and Vinroot.

         The Executive Committee held no meetings during 2005. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of the Corporation as may be authorized by the Board of Directors, except to the extent such powers are by statute, the Articles of Incorporation, or Bylaws reserved to the full Board. The Committee’s current members are Directors Zelnak (Chair), Bennett, and McDonald.

         The Finance Committee held 4 meetings during 2005. It has been delegated general oversight powers related to the management of the financial affairs of the Corporation, including but not limited to, establishing lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Committee reviews and makes recommendations to the Board of Directors concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities, and the payment of dividends, as well as capital expenditures and the contributions budget. The Committee’s current members are Directors Sansom (Chair), Bennett, Maffucci, and Rediker.

         The Management Development and Compensation Committee held 5 meetings during 2005. It is composed entirely of non-employee, independent Directors, as required by the rules of the NYSE, who are also “non-employee” and “outside” Directors as those terms are defined by Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. The Committee has the power, in its sole discretion, to determine the compensation and benefits to be paid for all elected officers and employees. The Committee also approves and administers the grants of stock options and any other equity-based awards that may be granted by the Corporation. The Committee has the power to administer any other compensation plan in connection with which the Corporation or any of its employees may realize a benefit from administration by disinterested Directors. The Committee has the authority, in its sole discretion, to retain, pay, and terminate any consulting firm, if any, used to assist in evaluating director, chief executive officer, or senior executive compensation. The Committee produces a compensation committee report on executive officer compensation as required by the SEC to be included in this proxy statement. The Committee also reviews with management at least annually plans for the orderly development and succession of executive management of the Corporation. The Committee’s current members are Directors McDonald (Chair), Cole, and Menaker.

         The Nominating and Corporate Governance Committee held 7 meetings in 2005. The Committee is composed entirely of non-employee, independent Directors, as required by the rules of the NYSE. The Committee oversees the identification and selection of qualified Board and committee members, recommends to the Board Director nominees for the next annual meeting of shareholders, oversees the evaluation of the Board and management (along with the Management Development and Compensation Committee), and oversees the development and implementation of a set of corporate governance principles applicable to the Corporation. The Committee has the sole authority to retain, pay, and terminate any search firm, if any, used to identify Director candidates. The Committee’s current members are Directors Cole (Chair), McDonald, and Vinroot.

         Upon the recommendation of this Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for the Corporation. The Guidelines are posted and available for public viewing on the Corporation’s website at www.martinmarietta.com. A copy may also be obtained upon request from the Corporation’s Corporate Secretary. Additional information concerning the corporate governance process of the Corporation is contained in the section entitled “CORPORATE GOVERNANCE MATTERS” above.

Will the Nominating and Corporate Governance Committee consider any Director candidates recommended by shareholders?

         The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for election as a Director at an annual meeting of shareholders of the Corporation, if the shareholder making such recommendation complies with the advance notice provisions of the Bylaws of the Corporation. The Bylaws of the Corporation require advance notice for any proposal for the nomination for election as a Director at an annual meeting of shareholders that is not included in the Corporation’s notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive offices, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the proxy statement in connection with the preceding year’s annual meeting of shareholders and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation. Since the 2005 annual meeting, the Corporation has not made any material changes to the procedures by which shareholders may recommend nominees to the Corporation’s Board of Directors. Additional information is contained in the section entitled “SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING” below.

How does the Board select nominees for the Board?

         The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee has also retained a third-party executive search firm to identify potential candidates for its consideration from time to time. The Committee makes an initial determination as to whether to conduct a full evaluation of the candidate, and reviews all information provided to the Committee, including the recommendations for the prospective candidate and the Committee’s own knowledge of the prospective candidate. If the Committee determines that additional consideration is warranted, interviews are conducted by the members of the Committee, as well as the Chief Executive Officer of the Corporation; appropriate inquiries are conducted into the background and qualifications of potential candidates; the Committee meets to discuss its evaluation and feedback from the Chief Executive Officer; and, if the Committee determines to do so, it makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board of Directors determines the nominees after considering the recommendation and report of the Committee.

         In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the extent to which the candidate has the personal characteristics and core competencies outlined in the Guidelines for Potential New Board Members adopted by the Committee, and takes into account all other factors it considers appropriate. A copy of these Guidelines is attached to this proxy statement as Appendix B. The Committee seeks a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, to the Corporation, and to its shareholders.

         Each nominee approved by the Nominating and Corporate Governance Committee and recommended for election at the 2006 annual meeting is a current Director standing for re-election. The Committee received no additional recommendations for Director nominees for consideration at the annual meeting.

Do the Board Committees have charters? How can shareholders obtain them?

         The Corporation’s Board of Directors has adopted written charters meeting the requirements of the NYSE for the Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. These charters address the purposes and responsibilities of each committee, as described above, and provide for an annual performance evaluation of each committee. Copies of these charters are posted on the Corporation’s website at www.martinmarietta.com, along with copies of the Corporation’s Corporate Governance Guidelines and Code of Ethics and Standards of Conduct. A print copy of each of these items may also be obtained free of charge by any shareholder upon request by writing to: Martin Marietta Materials, Inc., Attn: Corporate Secretary, 2710 Wycliff Road, Raleigh, North Carolina 27607-3033.

PROPOSAL 2 — AMENDMENTS TO THE STOCK-BASED AWARD PLAN

         Stock-based incentive awards have been a significant component of the Corporation’s management compensation. In 1998, the Board of Directors adopted and the Corporation’s shareholders approved the Martin Marietta Materials, Inc. Stock-Based Award Plan (as amended, the “Plan”).

         The Plan authorizes an independent committee of the Board of Directors to award stock options, restricted stock and other stock-based incentive awards to employees of the Corporation for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. The Plan also provides for the automatic grant of non-qualified stock options to non-employee Directors of the Corporation on an annual basis, or as otherwise determined by the Board of Directors. The Plan has been administered by the Management Development and Compensation Committee of the Board of Directors (the “Committee”), which consists entirely of non-employee, independent Board members.

         In 2005, the Committee redesigned the Corporation’s long-term compensation program to more directly tie pay with performance. Prior to redesign, the long-term compensation program consisted primarily of options, which were awarded based on a multiple of base compensation and targeted to be competitive with equity awards granted for comparable positions in other corporations similar to the Corporation. The revised program consists of a mix of options and restricted stock for senior level employees and restricted stock for other select employees. The awards granted since the redesign are based on the achievement by the Corporation of specific goals related to the return on invested capital as compared to the Corporation’s weighted average cost of capital. Other restricted stock awards are granted based on the Corporation’s performance relative to peer groups.

         In connection with the long-term compensation program’s redesign, this proposal seeks shareholder approval of amendments to the Plan to increase the number of shares available for restricted stock awards and to make the other amendments to the Plan as discussed below and more fully described in the text of the Plan, as proposed to be amended and restated, in Appendix C to this Proxy Statement.

         The Corporation is proposing to amend the Plan to:

☐	More directly tie long-term compensation incentives to the Corporation’s performance;

☐	Enhance flexibility in structuring long-term incentive compensation packages by providing a mix of different types of long-term stock-based incentives to better attract, retain and motivate key employees;

☐	Vary the mix of stock-based incentives to respond to recent changes in the accounting for stock options and other types of share-based incentives under U.S. generally accepted accounting principles and to minimize the impact of higher dilution associated with stock options when compared with comparable restricted stock or stock unit incentives;

☐	Ensure that sufficient stock is available under the Plan for stock-based incentives for a number of years.

         The principal features of the Plan as it exists today and as it is proposed to be amended are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the Plan as it is proposed to be amended and restated is included in Appendix C to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the Plan. You are urged to read the Plan as it is proposed to be amended and restated in its entirety.

Highlights of Certain Continuing Provisions of the Plan

•	No Discount Stock Options: The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Corporation’s common stock on the date of grant.

•	Undistributed Shares are Available for Future Awards: The Plan provides that any shares subject to any unexercised or undistributed portion of any cancelled, terminated or forfeited award will be available for further awards. In addition, the Committee has determined that shares withheld for taxes upon exercise are available for further awards, which provision will be added to the Plan.

•	Independent Committee Administration: The Plan is administered by a committee of the Board whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Plan Amendment Highlights

         The highlights of the proposed amendments to the Plan (each of which is described below under the heading “Summary of the Plan and Proposed Amendments” and in the attached proposed form of the Plan as amended and restated) include:

•	Increase in Shares Available for Restricted Stock Awards: The Corporation proposes to increase the maximum number of shares available for restricted stock awards under the Plan from 20% to 30% of the total shares reserved for issuance under the Plan for all awards. This amendment would increase the maximum number of shares available for restricted stock awards from 1,000,000 to 1,500,000, of which approximately 1,175,000 shares are remaining. By increasing the number of shares available for restricted stock awards under the Plan, the Committee will have more flexibility to vary the total mix of awards under the Plan. The Corporation believes this flexibility will allow the Committee to more effectively grant awards that serve the purposes of the Plan while taking into account (i) the effect that different types of awards have on the Corporation’s earnings, (ii) the different treatment of stock options and restricted stock awards under generally accepted accounting principles in the United States, and (iii) the dilution associated with different types of awards that provide comparable incentives to employees.

•	No Repricing or Reloading of Stock Options: The Corporation proposes to add a provision that prohibits the repricing or reloading of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price without shareholder approval.

•	Material Amendments to the Plan Require Shareholder Approval: The Corporation proposes to add a provision that a material amendment to the Plan will not be effective unless approved by its shareholders. In addition to certain requirements of the Internal Revenue Code and the corporate governance standards of the NYSE, the Corporation believes it is good corporate practice to seek approval from its shareholders before material amendments to the Plan become effective.

•	Extension of Time Period for Granting Awards: The Corporation proposes to extend the time period for granting awards under the Plan so that awards (other than incentive stock options) may be granted until December 31, 2016. Incentive stock options may be granted until April 3, 2016. Current awards under the Plan may only be granted until December 31, 2008.

•	Share Counting: The Corporation proposes to add a provision that commencing as of May 23, 2006 neither (i) shares tendered as full or partial payment to the Corporation upon exercise of a Non-Qualified Stock Option granted under the Plan, nor (ii) shares subject to SARs that are not used to settle the SAR upon exercise, shall become available for further Awards under the Plan.

•	Minimum Vesting and Holding Periods: The Corporation proposes to add a provision that awards granted to employees under the Plan must be held in general for a minimum of three-years, which would have either ratable or full vesting, depending on the type of award.

•	Exercise Period for Non-Qualified Stock Options: The Corporation proposes to add a provision that Non-Qualified Stock Options be exercised within a period not to exceed ten years from the date of grant.

Summary of the Plan and Proposed Amendments

         Effective April 3, 2006, the Board of Directors adopted the proposed amendments to the Plan in the form of the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan attached hereto as Appendix C, subject to approval by the Corporation’s shareholders. The Plan as amended is being submitted to shareholders in view of the Corporation’s desire that awards qualify as “performance based compensation” for purposes of Section 162(m) of the Code and to satisfy the shareholder approval requirements of Section 422 of the Code and Section 303A.08 of the corporate governance standards of the New York Stock Exchange. If the proposed Plan as amended is not approved by the shareholders, the Plan as currently in effect will remain in full force and effect.

         The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, as proposed to be amended and restated, a copy of which is attached as Appendix C.

                Purpose and Eligibility

         The purpose of the Plan is to benefit the Corporation’s shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees and directors an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such employees and directors with additional incentives to remain with the Corporation.

         The Plan contemplates the issuance of incentive stock options within the meaning of Section 422 of the Code (“Incentive Options”), as well as non-qualified stock options (the “Non-Qualified Options”) (collectively, “Options”), restricted stock, and other stock-based incentive awards (collectively, “Awards”). All officers and other key exempt salaried employees of the Corporation and any of its subsidiaries are eligible for discretionary Awards under the Plan. Non-employee Directors of the Corporation are also eligible to receive Non-Qualified Options as specified in the Plan. However, no individual who beneficially owns common stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation is eligible to participate in the Plan. The number of persons currently holding outstanding awards under in the Plan is approximately 200, comprised of eligible directors, officers and key employees. Approximately 145 executive officers and key personnel are currently eligible to participate in the Plan.

                Available Awards

         The aggregate number of shares of common stock with respect to which Options or other Awards payable in securities may be granted under the Plan is 5,000,000. The aggregate number of shares with respect to which restricted stock may be granted under the Plan is currently 1,000,000. The proposed amendment would increase this number to 1,500,000. As of December 31, 2005, 674,827 additional shares of restricted stock would be available for issuance under the Plan if the amendments are not approved by shareholders. If the plan amendments are approved by shareholders, a maximum of 1,174,827 shares of restricted stock will be available for issuance under the Plan. As of December 31, 2005, 2,824,787 shares were subject to outstanding Awards under the Plan including 276,712 shares that are subject to outstanding restricted stock awards. Approximately 1,448,000 additional shares are available for issuance under the Plan. The aggregate number of shares with respect to which Options or stock appreciation rights may be granted to any Participant is 500,000 in any one year. Awards may only be granted under the Plan until December 31, 2008. We are proposing to lengthen this time period to December 31, 2016.

                Administration

         The Plan is administered by a Committee comprised of members of the Board of Directors who are neither employees nor officers of the Corporation. The members of the Committee must be both “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code. The Committee in its sole discretion has the authority, except with respect to non-employee directors, among other things: to determine the terms of all Awards granted under the Plan, including any purchase or exercise price for an Award; to determine the persons to whom Awards will be granted (“Participants”) and the time or times at which grants will be made and become exercisable and forfeitable; to determine the number of shares covered by an Award; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan.

                Award Agreements

         Each Award under the Plan is evidenced by an agreement between the Corporation and the Participant (an “Award Agreement”) which sets forth the number of shares of common stock or units subject to the Award, certain terms specified by the terms of the Plan and such other terms and conditions as the Committee determines to be applicable to the Award.

                Options

         The Committee may from time to time grant Options to any Participant. The terms of Options granted under the Plan will be set out in Award Agreements, which will contain such provisions as the Committee from time to time deems appropriate, including the exercise price and expiration date of such Options. Award Agreements will specify whether or not an Option is an Incentive Option.

         In no event will the exercise price of a Non-Qualified Option or an Incentive Option be less than 100% of the Fair Market Value of the shares subject to the Option on the date of grant. The term of Incentive Options cannot exceed ten years from the date of grant. To the extent that the aggregate Fair Market Value, as determined on the date the Incentive Option is granted, of the Common Stock which may become exercisable for the first time by any employee during any calendar year exceeds $100,000, such excess amount will be treated as Non-Qualified Options.

         Upon exercise of Options under the Plan, payment of the exercise price may be made (i) in cash; (ii) by tendering shares of stock valued at fair market value; (iii) through a combination of (i) and (ii); (iv) through a promissory note, if acceptable to the Committee and permitted by law; or (v) any other means determined to be acceptable by the Committee.

                Restricted Stock

         The Committee from time to time may grant restricted stock (“Restricted Stock”) to any Participant. Restricted Stock is common stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine. Each Participant who is awarded Restricted Stock will be required to enter into an Award Agreement, in a form specified by the Committee, agreeing to the terms and conditions of the grant and such other matters consistent with the Plan as the Committee determines appropriate.

                Other Awards

         The Committee may grant any other stock or stock-related awards to a Participant that the Committee deems appropriate.

                Director Awards

         The Plan provides for the annual automatic grant of Non-Qualified Options to acquire 1,500 shares of common stock to each non-employee Director of the Corporation. Grants are typically made at the same time that Awards are granted to employees of the Corporation, but the Board of Directors has discretion to change the time of grant and number of shares subject to the Non-Qualified Options for non-employee Directors. In 2004, the Board of Directors used its discretion to increase the number of shares subject to Non-Qualified Options granted to each of the non-employee Directors from 1,500 shares to 3,000 shares. The exercise price of these Non-Qualified Options is 100% of the Fair Market Value of the shares subject to the Non-Qualified Option on the date of grant. The Board of Directors has the authority to determine when these Non-Qualified Options become exercisable. In 2005, Non-Qualified Options granted to non-employee Directors were fully exercisable at the time of grant.

                Adjustment for Recapitalization, Merger, Etc.

         If any change is made to the shares of the Corporation’s common stock by reason of any stock dividend or split, recapitalization, merger or consolidation, or exchange of shares, or other similar corporate change, or any distributions are made to shareholders other than cash dividends, appropriate adjustments will be made by the Committee to the kind and maximum number of shares subject to the Plan, the kind and number of shares and price per share of stock subject to each outstanding Award and the maximum number of shares that may be issued to any person pursuant to the Plan.

                Termination or Amendment

         The Board of Directors may amend, suspend or discontinue the Plan at any time. The Committee may amend or alter the Plan from time to time to the extent permitted by law. However, no such action may, without approval of the shareholders of the Corporation, be effective if shareholder approval would be required to keep the Plan and the Awards made thereunder in compliance with Sections 162(m) and 422 of the Code. We are proposing to amend the Plan to add a provision that no amendment to the Plan or any award that would require shareholder approval under the rules and regulations of the New York Stock Exchange will become effective unless such amendment is approved by our shareholders.

                Change in Control

         The Plan provides that, upon the occurrence of a Change in Control of the Corporation (as defined in the Plan) all time periods for purposes of vesting in, or realizing gain from, any outstanding Award will automatically accelerate.

                Federal Income Tax Consequences

         The following is a brief discussion of the federal income tax consequences of transactions relating to stock options under the Plan based on the Internal Revenue Code, as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

         Incentive Options. No ordinary taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. However, for purposes of calculating the optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price constitutes an item of adjustment. If common stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee’s employer for Federal income tax purposes.

         If the common stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the optionee’s employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, depending on the holding period, and will not result in any deduction by the employer.

         Non-Qualified Options. With respect to Non-Qualified Options, (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         Employer’s Deduction. To the extent a Participant recognizes ordinary income as described above, the Corporation will be entitled to the referenced tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under Section 280G of the Code, is not disallowed by the $1 million limitation under Section 162(m) of the Code on compensation paid to specified executive officers, and any applicable reporting obligations are satisfied. Section 162(m) contains exceptions for certain “performance based compensation” made under qualifying, shareholder-approved plans. The Plan is designed so certain Awards under the Plan qualify as performance based compensation for Section 162(m) purposes. If shareholders approve the amended Plan, these Awards may continue to qualify for the performance based compensation exception to Section 162(m).

                New Plan Benefits

         Inasmuch as Awards under the Plan, other than automatic annual grants to non-employee Directors, will be granted at the sole discretion of the Committee, such benefits under the Plan are not presently determinable and the Corporation has omitted the portion of the table relating to Awards to officers and other employees. With respect to non-employee Directors, the automatic annual grants of Non-Qualified Options (based on the grant to each of the nine non-employee Directors of a Non-Qualified Option to acquire 3,000 shares of common stock) will be as follows:

		Number of Securities
Name and Position	Dollar Value*	Underlying Options

Marcus C. Bennett	Not Applicable	3,000
Sue W. Cole	Not Applicable	3,000
David G. Maffucci	Not Applicable	3,000
William E. McDonald	Not Applicable	3,000
Frank H. Menaker, Jr.	Not Applicable	3,000
Laree E. Perez	Not Applicable	3,000
Dennis L. Rediker	Not Applicable	3,000
William B. Sansom	Not Applicable	3,000
Richard A. Vinroot	Not Applicable	3,000
Non-Executive Director Group	Not Applicable	27,000

*	The dollar value is not presently determinable since the anticipated option grants will be awarded in the future.

                Information about our Equity Compensation Plans

         Additional information about our equity compensation plans is shown under the heading “Securities Authorized for Issuance under Equity Compensation Plans” on page 34 of this Proxy Statement.

                Proposed Amendments to Plan

         Appendix C to this Proxy Statement is the form of the Plan, as amended and restated, adopted by the Board of Directors on April 3, 2006. Appendix C sets forth in detail the proposed amendments to the Plan being submitted for approval by the shareholders. You are urged to read the Plan, as proposed to be amended and restated as provided in Appendix C, in its entirety.

The Board unanimously recommends a vote “FOR”

the amendments to the Stock-Based Award Plan.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to the Corporation (other than Director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations, the New York Stock Exchange listing standards, and the Guidelines for Director’s Independence adopted by the Board of Directors. The Board of Directors has determined that none of the Audit Committee members has a relationship with the Corporation that may interfere with the Director’s independence from the Corporation and its management. Copies of the Audit Committee’s charter and the Corporation’s Guidelines for Director’s Independence can be viewed on the Corporation’s website at www.martinmarietta.com.

         The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Corporation’s financial reporting, accounting systems, and internal controls. The Corporation’s independent auditors and the director of the internal audit function report directly and are ultimately accountable to the Audit Committee.

         In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Corporation’s audited financial statements for fiscal year 2005. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Corporation’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

         The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also received from the independent auditors a letter indicating there were no material issues raised by the independent auditors’ most recent internal quality control review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

         Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Corporation’s 2005 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 21, 2006

AUDIT COMMITTEE

Marcus C. Bennett, Chair
Sue W. Cole
Frank H. Menaker, Jr.
Laree E. Perez
William B. Sansom

PROPOSAL 3 — INDEPENDENT AUDITORS

         The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Corporation and the effectiveness of the Corporation’s internal control over financial reporting for the fiscal year 2006. The ratification of the appointment of Ernst & Young LLP is being submitted to the shareholders because management believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Board of Directors and its Audit Committee will review the matter.

         Ernst & Young LLP served as the Corporation’s independent auditors for 2005 and audited the consolidated financial statements of the Corporation for the year ended December 31, 2005 and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2005. In connection with the audit of the Corporation’s 2005 financial statements, the Corporation entered into an engagement letter with Ernst & Young LLP that set forth the terms by which Ernst & Young LLP would perform audit services for the Corporation. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

         The Audit Committee is solely responsible for retaining or terminating the Corporation’s independent auditors in 2006. Representatives of Ernst & Young LLP are expected to attend the annual meeting of shareholders of the Corporation, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Board unanimously recommends a vote “FOR” ratification

of the selection of Ernst & Young LLP as independent auditors.

Summary of Fees

         The following table summarizes the aggregate fees billed for professional services rendered to the Corporation by Ernst & Young LLP in 2005 and 2004. A description of these various fees and services follows the table. None of the audit hours conducted by Ernst & Young LLP in 2005 and 2004 were performed by people other than full time, permanent Ernst & Young LLP employees.

	2005	2004

Audit Fees	$1,243,000	$1,359,000
Audit-Related Fees	189,000	278,000
Tax Fees	37,000	3,000
All Other Fees	0	0

TOTAL	$1,469,000	$1,640,000
Percentage of Audit & Audit-Related Fees to Total Fees	97.5%	99.8%

Audit Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Corporation for each of 2005 and 2004 in connection with the annual financial statement audit, the annual internal controls audit, the reviews of the Corporation’s financial statements included in the quarterly reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings were $1,243,000 and $1,359,000, respectively.

Audit-Related Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Corporation for each of 2005 and 2004 in connection with audit-related services, including pension and subsidiary audits, accounting consultations, internal audit, and Securities and Exchange Commission registrations, were $189,000 and $278,000, respectively.

Tax Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Corporation for each of 2005 and 2004 in connection with tax advice, including consultation on transfer pricing issues, and other tax-related activities were $37,000 and $3,000, respectively.

All Other Fees

         There were no other fees billed for other professional services rendered or products provided by Ernst & Young LLP to the Corporation for 2005 and 2004.

Pre-Approval Policies and Procedures

         The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by Ernst & Young LLP. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young LLP is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decision to the Committee at its next scheduled meeting.

Audit Committee Review

         In connection with the Audit Committee’s review of services rendered and fees billed by Ernst & Young LLP, the Audit Committee has considered whether the provision of the non-audit related services described above is compatible with maintaining the independent auditors’ independence and has concluded that the provision of these services does not compromise such independence.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION

COMMITTEE ON EXECUTIVE COMPENSATION

         The Corporation’s executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors, which consists entirely of non-employee, independent Board members and operates pursuant to a written charter, a copy of which can be viewed on the Corporation’s website at www.martinmarietta.com. The primary role of the Management Development and Compensation Committee is the oversight and administration of the Corporation’s executive compensation and management development program.

General Compensation Philosophy and Objectives

         The Committee supports the Corporation’s belief that executive compensation should further the Corporation’s strategic goals. To accomplish this, the Committee’s philosophy with respect to executive compensation holds that the Corporation’s employees are its most important resource and should be compensated fairly in order to achieve optimum operating performance for the Corporation. As in prior years, in 2005 the Committee focused on operating performance rather than short-term changes in stock price based on its view that the long-term operating performance of the Corporation will be reflected by stock price performance over the long-term. Competitive compensation levels serve to attract and retain individuals of outstanding ability and motivate such individuals to sustain high levels of personal performance. The compensation program is designed to reward financial performance, ethical conduct, safety performance, effective internal controls and other factors as determined by the Committee. The type and amount of compensation granted is based upon the subjective judgment of the Committee; nevertheless, in the exercise of its discretion, the Committee considers a number of objective criteria which are discussed below in the context of the components of compensation to which they apply.

Compensation Structure and Awards for 2005

         Consistent with the Committee’s approach in prior years, the 2005 executive compensation program was based on the following principles:

•	Base salaries are targeted to the median level of salaries paid to officers in comparable companies with perceived comparable responsibilities.

•	Annual incentive awards are dependent upon each of the Corporation’s performance and the individual’s performance against established target levels.

•	Long-term compensation links officers’ rewards directly to the return realized by the Corporation’s shareholders. It includes stock options and incentive stock awards, which reward stock price appreciation, and restricted stock awards, some of which are based on the Corporation’s performance and some of which are based on executive succession planning for the Corporation’s management. All of the Corporation’s equity-based award plans have been approved by shareholders.

         The Management Development and Compensation Committee retains independent outside consultants selected by the Committee to assist it in reviewing the Corporation’s executive compensation program to ensure that the program is consistent with the Board’s philosophy.

         The Committee periodically reviews the components of the Corporation’s executive compensation program to ensure that pay levels are competitive and that incentive opportunities are effective in attracting and retaining talented employees.

         Annual Compensation — Base Salary. In setting base salaries for 2005, the Committee reviewed information drawn from various sources, including proxy statements of a selected peer group of companies in the aggregates, cement, and specialty chemical industries, and published surveys conducted by outside compensation consulting firms of a selected group of general industry companies with comparable revenues and business characteristics to those of the Corporation. The group of companies reflected in the compensation surveys was broader than the peer group consisting of the Standard and Poor’s Basic Materials Index that is shown in the Performance Graph on page 31 because the Committee believes that the Corporation’s direct competition for talent is broader than the companies that are included in the performance peer group. However, the Standard and Poor’s Basic Materials Index and the Standard and Poor’s MidCap 400 Index were used in 2005 by the Management Development and Compensation Committee to determine awards of long-term compensation in the form of certain restricted stock units, as described more fully below. The Committee also considered the advice of independent compensation advisors. The targeted value of an executive’s base salary is generally set at median competitive levels although an executive’s base salary may be higher or lower than the target to reflect the executive’s responsibilities, level of experience, performance in past years, and other factors.

         Salaries for executives are reviewed by the Management Development and Compensation Committee on an annual basis and may be increased or decreased at that time based on: (1) the Committee’s agreement on the individual’s contribution to the Corporation, and (2) changes in median competitive pay levels. The competitive market rate and proposed individual salary for each executive is presented by the Chief Executive Officer to the Committee, along with data supporting the recommendations. The Committee retains complete discretion in awarding salaries for executives. The total cash compensation (base salary and bonus described below) for each of the named executive officers was approximately at or below the median compensation of executives having similar responsibilities in the compensation surveys.

         The base salary for the Chairman, President and Chief Executive Officer of the Corporation was increased during 2005 to $925,000. This represents an approximate 5.7% increase from Mr. Zelnak’s base salary in 2004. The Committee reviewed base salary data for chief executive officers in the compensation studies, the advice of independent compensation consultants, and also considered certain other factors. The rate of increase in 2005 reflected the Committee’s belief in Mr. Zelnak’s continued superior stewardship of the Corporation and his accomplishment of positioning the Corporation to derive long-term value for the Corporation’s shareholders.

         Annual Compensation — Bonus. To encourage achievement of the performance objectives of the Corporation, a significant portion of annual compensation takes the form of an incentive compensation bonus. In 2005, under the Corporation’s Executive Incentive Plan, the maximum amount that an executive could receive was based upon a percentage of that executive’s base salary. All of the executive officers participate in the plan, except for Mr. Zelnak, for whom bonus consideration is made outside the plan.

         For awards granted under the plan, following review of the achievements of the Corporation as compared to the targeted goals set at the end of the previous year, a comparative review of each of the individual contributions of all participants towards achieving these goals is conducted. The Management Development and Compensation Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation’s Code of Ethics and Standards of Conduct, safety, customer satisfaction, and product quality.

         The amount actually awarded to each participant in the plan is based upon the Management Development and Compensation Committee’s assessment of each individual’s achievement of targeted objectives, including standard measures of financial performance such as earnings, cash flow, and other key sales and production metrics for the Corporation as a whole and for individual business units. These objectives are established at the beginning of each plan year and are based upon the Corporation’s Long Range Operating Plan. For executives in corporate staff positions, 50% of the determination is made with respect to the Corporation’s performance and 50% is based on the individual’s performance.

         The Committee considers the recommendations of the Corporation’s Chief Executive Officer but retains complete discretion in performing these reviews and in determining the amount of actual awards, if any.

         Mr. Zelnak was awarded an annual incentive bonus of $1,200,000 for 2005. His bonus award was based on the consideration by the Committee of many diverse factors. Consistent with its compensation philosophy that focuses on long-term performance, the Committee considers whether there are factors in addition to quantitative ones that should be taken into account in establishing the overall level of executive compensation. In this regard, the Committee considered accomplishments that benefit shareholders in the longer term. In determining the amount of Mr. Zelnak’s bonus, the Committee took into account the effectiveness and quality of Mr. Zelnak’s leadership of the Corporation, including the following achievements: the continued significant improvement in the Corporation’s overall financial performance during the year, including record net sales and earnings, with earnings per share up 53% compared with prior year; the continued strengthening of the Corporation’s balance sheet, including strong cash generation, continued reduction in working capital as a percentage of net sales, the voluntary contribution of $15 million into the pension plan, increase in dividends of 15% on an annualized basis, repurchase of $176 million of the Corporation’s common stock, and $102 million in cash and investments at year-end; the continued successful implementation of the Corporation’s planned internal improvement program that resulted in significant operating margin improvement of 250 basis points from 15.1% to 17.6% for the Corporation; record share price performance of an increase of 43% at year-end; no material deficiencies in the Corporation’s system of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002; and the continued successful implementation of the Corporation’s disciplined growth strategy, including the divestiture of underperforming assets.

         Although there was no special attempt to set Mr. Zelnak’s 2005 bonus in any particular relationship to the compensation data, Mr. Zelnak’s bonus was above the median level of bonus compensation of CEO’s in the compensation surveys based on the excellent performance summarized above and comparison to pay-for-performance metrics with regard to compensation surveys. His total cash compensation (base salary and bonus) was slightly above the median compensation of those CEOs. The Management Development and Compensation Committee retains complete discretion in determining the amount of incentive compensation to be awarded to Mr. Zelnak. Consequently, no particular weighting of criteria is required or performed.

         The Corporation’s Incentive Stock Plan (discussed more generally below) requires Mr. Zelnak to use 35% of his 2005 annual incentive bonus towards credits of common stock units at a 20% discount to market value. These units generally vest in three years. In addition, Mr. Zelnak made an irrevocable choice six months prior to the bonus determination to use 15% more, for a total of 50% of his annual incentive bonus, which is the maximum amount permitted under this plan, toward common stock units.

         Long Term Compensation — Incentive Stock Awards. In 2005, a group of 57 executive officers and key personnel were eligible to participate in the Martin Marietta Materials, Inc. Incentive Stock Plan. The plan is intended to give key employees who participate in the Executive Incentive Plan the opportunity to invest up to 50% of their annual incentive awards to purchase units that are subsequently converted into shares of common stock pursuant to the terms of the plan at a 20% discount from the market price of the Corporation’s common stock on the date of the award. The units generally become fully vested and are distributed in the form of unrestricted common stock after approximately three years of continued additional employment with the Corporation. Participation in the plan is elective, except that all senior officers of the Corporation are required to invest a minimum percentage of their annual incentive awards in units that are subsequently converted into the Corporation’s common stock in accordance with the terms of the Incentive Stock Plan. The plan is intended to assist the Corporation in attracting and retaining key employees, to link directly executive officer and management compensation to shareholder returns, and to foster stock ownership in the Corporation among its key employees. There are no matching contributions made by the Corporation, and there is no guarantee on returns to the executives.

         Long Term Compensation — Stock Options and Restricted Stock. Stock options awarded under the Corporation’s Amended and Restated Stock-Based Award Plan in 2005 link the compensation provided to a group of 144 executive officers and key personnel with gains realized by the shareholders. The vesting periods associated with stock options encourage continued employment with the Corporation while also serving to confer on recipients an ownership interest in the Corporation.

         Since long-term awards vest over time, the Committee grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. Options awarded are not transferable and have an exercise price equal to the closing price of the Corporation’s common stock on the date of grant, and therefore, have no value to the recipient unless the price of the common stock increases.

         In 2005, the Committee changed the design of the Corporation’s long-term compensation program by basing the amount of the award on the performance of the Corporation. In addition, the Committee in 2005 granted a mix of stock options and restricted stock awards instead of stock options alone, which had been granted in previous years based on a multiple of base pay. The Committee derived a value for this component of long-term compensation based on the Corporation’s return on invested capital as compared to the weighted average cost of capital. The dollar value was then converted to stock options and restricted stock on a 2 to 1 basis and based on the closing price on the date of grant. The determination of the basis for this component of long-term compensation is within the complete discretion of the Committee, which considers the recommendations of the Chief Executive Officer with respect to participants other than the Chief Executive Officer, and which formulates its own decision with respect to the Chief Executive Officer. The Committee awarded Mr. Zelnak 39,049 options and 19,525 shares of restricted stock in 2005, which the Committee believes will align Mr. Zelnak’s compensation directly with the Corporation’s performance. In exercising its discretion for Mr. Zelnak, the Committee generally follows the same procedures as are followed in determining the amount of incentive compensation awards discussed above. The stock options vest ratably and the restricted stock units all vest in general if the executive is continuously employed from the date of grant through the fourth anniversary of such grant.

         Long Term Compensation — Special Restricted Stock Awards. In 2005, the Committee granted special restricted stock awards to a group of 13 executive officers and key personnel under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan. These awards were in addition to the restricted stock awards described in the preceding paragraph. The primary purpose of these special awards is to foster and promote ownership of the Corporation’s common stock and the long-term growth and performance of the Corporation by enhancing the Corporation’s ability to attract and retain qualified key employees and motivate key employees through performance-based incentives. These awards allow long-term incentives to be earned by the Chief Executive Officer and the other participants.

         The special restricted stock awards granted in 2005 were based on the Corporation’s performance as measured by its specific return on shareholders investment that are equally weighted and determined by a total return to shareholders ranking that must be at least in the 30th percentile as compared to the Standard and Poor’s index of 400 MidCap companies and to the Standard and Poor’s Basic Materials Index over the three year period ending on December 31, 2004. No award would have been granted if the Corporation had not met the threshold performance objectives. The 2005 stock-based awards generally vest if the executive is continuously employed on December 1 in the year that is immediately preceding three years from the date of grant, at which time the shares of common stock are issued to the participant. The Committee awarded Mr. Zelnak 1,354 shares of restricted stock in 2005 based on this component of long-term compensation.

         Stock-Based Awards — Generally. The value, if any, of stock-based awards is dependent upon the performance of the Corporation’s common stock. Further, as noted above, in exercising its discretion in determining the type and amount of award made, the Committee considers many factors related to the Corporation’s performance and the performance of the individual being considered for an award. While objective criteria are carefully considered, the Committee has the discretion to make awards as it deems appropriate. Therefore, there is no formula that results in a direct or quantifiable correlation between performance and stock-related awards.

Policy with Respect to Deductibility of Compensation

         Section 162(m) to the Internal Revenue Code makes certain compensation to the named executives in excess of $1 million non-deductible to the Corporation unless it is based on objectively determined performance criteria pursuant to a plan approved by shareholders. One of the named executive officers received annual compensation exceeding $1 million in 2005.

         The Committee has determined that it is essential in achieving the compensation objectives discussed above to retain the flexibility to exercise subjective judgment in assessing an executive’s performance. The Committee believes that the achievement of the Corporation’s general compensation policies and objectives that are currently in place best serves shareholder interests.

February 21, 2006

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE

William E. McDonald, Chair
Sue W. Cole
Frank H. Menaker, Jr.

COMPARISON OF CUMULATIVE TOTAL RETURN(1)

MARTIN MARIETTA MATERIALS, INC., S&P 500,
AND S&P BASIC MATERIALS INDICES

         The following graph compares the performance of the Corporation’s common stock to that of the Standard and Poor’s (“S&P”) 500 Stock Index and the S&P Basic Materials Index.

	Cumulative Total Return(1)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

MARTIN MARIETTA MATERIALS, INC.	$100.00	$111.57	$74.57	$116.50	$135.27	$195.93
S&P 500 INDEX	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
S&P BASIC MATERIALS INDEX	$100.00	$103.48	$97.83	$135.20	$153.03	$159.80

(1)	Assumes that the investment in the Corporation’s common stock and each index was $100, with quarterly reinvestment of dividends.

EXECUTIVE COMPENSATION

         The following tables show annual and long-term compensation received from the Corporation for services in all capacities to the Corporation of the Chief Executive Officer and the next four most highly compensated executive officers for the years ended December 31, 2005, 2004 and 2003. Other than compensation paid by the Corporation as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers of the Corporation in each of the years in the three-year period ended December 31, 2005.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	LTIP	All Other
	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	SARs(#)(4)	Payouts(5)	Compensation(6)
Name and Principal Position

Stephen P. Zelnak, Jr.	2005	$908,333	$600,000	$750,070	$1,266,674	39,049	—	$7,350
Chairman, President	2004	860,000	430,000	537,547	74,673	125,000	—	67,752
and Chief Executive Officer	2003	816,679	380,000	475,020	2,096,194	125,000	$87,552	7,000

Philip J. Sipling	2005	405,500	286,121	89,502	319,997	9,372	—	7,350
Executive Vice President	2004	390,500	150,000	144,438	33,917	30,000	—	22,098
	2003	373,000	150,000	112,507	673,123	30,000	44,105	7,000

Janice K. Henry	2005	347,168	285,545	—	314,979	—	—	7,350
Senior Vice President	2004	332,500	173,166	54,157	28,899	20,000	—	11,839
and Treasurer	2003	317,500	87,500	109,418	33,639	20,000	36,120	7,000

Donald M. Moe	2005	313,500	204,089	63,826	168,685	4,686	—	7,350
Senior Vice President,	2004	295,000	160,244	50,131	25,645	15,000	—	36,021
President — Carolina Division	2003	273,750	125,246	39,172	660,821	15,000	29,638	7,000

Roselyn R. Bar	2005	297,000	167,508	52,354	167,085	4,686	—	7,350
Senior Vice President, General	2004	276,668	123,504	38,605	24,045	15,000	—	13,405
Counsel and Corporate	2003	250,229	62,500	78,156	23,634	15,000	20,667	7,000
Secretary

(1)	Bonuses earned in 2005 were paid pursuant to the Martin Marietta Materials, Inc. Executive Incentive Plan. A portion of the cash bonus in 2005, 2004, and 2003 to be paid to the named executive officers and certain other key employees of the Corporation was deferred into stock-based awards pursuant to the Martin Marietta Materials, Inc. Incentive Stock Plan. The amounts deferred in 2005 for each of the named executive officers are as follows: Mr. Zelnak, $600,000; Mr. Sipling, $71,530; Ms. Henry, $0; Mr. Moe, $51,022; and Ms. Bar, $41,877. The amounts deferred in 2004 for each of the named executive officers are as follows: Mr. Zelnak, $430,000; Mr. Sipling, $115,540; Ms. Henry, $43,292; Mr. Moe, $40,061; and Ms. Bar, $30,876. The amounts deferred in 2003 for each of the named executive officers are as follows: Mr. Zelnak, $380,000; Mr. Sipling, $90,000; Ms. Henry, $87,500; Mr. Moe, $31,312; and Ms. Bar, $62,500. The amounts reported under “Bonus” do not include such deferred portion which are reported under “Other Annual Compensation.”
(2)	The amounts reported under “Other Annual Compensation” represent the value of units that correspond to common stock credited to participants under the Martin Marietta Materials, Inc. Incentive Stock Plan (the “Plan”). Pursuant to the Plan, each participant at his or her election is permitted to use up to 50% of the annual incentive bonus earned by the participant to be credited towards units (“Units”) that will subsequently be converted into common stock of the Corporation pursuant to the terms of the Plan at a 20% discount from the fair market value of the common stock (the closing price of the common stock as reported in the Wall Street Journal) on the date the amount of the bonus is determined. Each of the executive officers named is required to use a minimum of 20% of the annual incentive bonus towards the crediting of Units under the Plan, except for Mr. Zelnak, who is required to use a minimum of 35% towards the crediting of such Units, and Ms. Henry, who will retire in 2006. Any election to purchase Units under the Plan (in addition to the mandatory purchases) must be made at least six months prior to the date the amount of the annual incentive bonus is determined. The Units credited under the Plan generally vest if the executive is continuously employed from the date of grant through December 1 of the year that is immediately preceding three years from the date of grant, at which time shares of common stock are issued to the participant. Dividend equivalents are paid on the Units at the same rate as dividends are paid to all shareholders. The amounts reported under “Other Annual Compensation” represent the market value on the date of grant of the Units credited to each named executive officer. The number of Units credited for 2005 to each of the named executives is as follows: Mr. Zelnak, 8,238; Mr. Sipling, 983; Ms. Henry, 0; Mr. Moe, 701; and Ms. Bar, 575. The number of Units credited for 2004 to each of the named executives is as follows: Mr. Zelnak, 9,747; Mr. Sipling, 2,619; Ms. Henry, 982; Mr. Moe, 909; and Ms. Bar, 700. The number of Units credited for 2003 to each of the named executives is as follows: Mr. Zelnak, 10,150; Mr. Sipling, 2,404; Ms. Henry, 2,338; Mr. Moe, 837; and Ms. Bar, 1,670. The cost of perquisites furnished to each executive officer did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus, and were not included in the amounts reported under “Other Annual Compensation.” The perquisites in 2005 for the executive officers included personal use of a company-provided leased vehicle and, for some executive officers, personal use of the Corporation’s plane and personal use of a country club. The cost of perquisites furnished to each executive officer were as follows: Mr. Zelnak, $25,858; Mr. Sipling, $17,325; Ms. Henry, $13,958; Mr. Moe, $10,863; and Ms. Bar, $10,388.
(3)	Amounts reported under “Restricted Stock Awards” represent the value of units that correspond to common stock awarded to participants under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan based on the closing market price on the date of grant. The number of units granted in 2005 include awards based on the attainment of the following goals: (1) the Corporation’s performance as measured by its return on shareholders investment determined by a total return to shareholders ranking that must be at least in the 30th percentile as compared to the Standard and Poor’s MidCap 400 Index and to the Standard and Poor’s Basic Materials Index (formerly named the Basic Materials Industrial Group) for the three year performance period ending on January 1 in the year the awards are granted; and (2) the Corporation’s return on invested capital as compared to the weighted average cost of capital. Such awards vest generally if the executive is continuously employed from the date of grant through December 1 of the year that is immediately preceding three years from the date of grant or the fourth anniversary of the date of the grant, respectively, at which time shares of common stock are issued to the participant. The amounts reported under “Restricted Stock Awards” in 2003 include awards granted to the named executive officers to encourage retention and motivate key employees in connection with the Corporation’s succession planning. Such awards vest generally if the executive is continuously employed from the date of grant through (1) December 1 of the year that is immediately preceding five years from the date of grant, (2) when the participant reaches the age of 62 or (3) the sixth anniversary of the date of grant, in each case, at which time shares of common stock are issued to the participant. The number of units credited for 2005 to each of the named executives is as follows: Mr. Zelnak, 20,879; Mr. Sipling, 5,301; Ms. Henry, 5,210; Mr. Moe, 2,808; and Ms. Bar, 2,779. The number of units credited for 2004 to each of the named executives is as follows: Mr. Zelnak, 1,551; Mr. Sipling, 725; Ms. Henry, 617; Mr. Moe, 524; and Ms. Bar, 505. The number of units credited for 2003 to each of the named executives is as follows: Mr. Zelnak, 62,998; Mr. Sipling, 21,404; Ms. Henry, 1,195; Mr. Moe, 20,967; and Ms. Bar, 5,911. The number and aggregate value of restricted stock share or unit holdings as of December 30, 2005, for each of the named executive is as follows: Mr. Zelnak, 62,905 units with a year-end value of $4,826,972; Mr. Sipling, 21,340 units with a year-end value of $1,637,205; Ms. Henry, 1,141 units with a year-end value of $87,538; Mr. Moe, 20,989 units with a year-end value of $1,610,276; and Ms. Bar, 5,941 units with a year-end value of $455,794. Dividend equivalents are paid on the Units at the same rate as dividends are paid to all shareholders.
(4)	Options granted are for common stock of the Corporation. There are no awards of SARs for the Corporation’s common stock.
(5)	Amounts reported under “LTIP Payouts” represent payouts of awards earned under the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan, which are based upon a combination of factors, including a total return to shareholders formula that compares the Corporation’s total return to shareholders to that of the Standard and Poor’s MidCap 400 Index and the Standard and Poor’s Basic Materials Index, for the immediately preceding three-year performance period. The payouts were made in shares of common stock. The amounts reported reflect the dollar value of the common stock based on the closing price at year-end. No awards have been granted under the Shareholder Value Achievement Plan since 2000.
(6)	Amounts reported under “All Other Compensation” represent matching contributions to the Corporation’s Performance Sharing Plan and, for 2004, payment of accrued and unused vacation paid to all of the Corporation’s eligible employees.

Option Grants in Last Fiscal Year

         Shown below is information on grants of options for the Corporation’s common stock awarded pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Stock-Based Award Plan”) to the named executives in the fiscal year ended December 31, 2005.

	Individual Grants(1)
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options	Employees in	Base Price	Expiration
	Granted	Fiscal Year	Per Share	Date	5%	10%
Name

Stephen P. Zelnak, Jr.	39,049	30.40%	$61.05	5/24/13	$1,138,226	$2,726,249
Philip J. Sipling	9,372	7.30%	61.05	5/24/13	273,181	654,316
Janice K. Henry	—	—	—	—	—	—
Donald M. Moe	4,686	3.65%	61.05	5/24/13	136,591	327,158
Roselyn R. Bar	4,686	3.65%	61.05	5/24/13	136,591	327,158

(1)	Awards under the Stock-Based Award Plan are granted at the discretion of the Management Development and Compensation Committee of the Board of Directors of the Corporation, which is comprised of disinterested Directors (the “Committee”), upon the recommendation of management of the Corporation, except for Mr. Zelnak, for whom the Committee formulates its own decision, and may be awarded based on past performance or as incentive for future efforts. A maximum of 5,000,000 shares of the Corporation’s common stock are authorized under the Stock-Based Award Plan for grants to key employees. Each award under the Stock-Based Award Plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. Under the award agreements, the 2005 options will vest and become exercisable in four equal increments on May 24, 2006, 2007, 2008 and 2009, and expire 8 years from the date of grant. No individual may receive annual grants for more than 10% of the shares available under the Stock-Based Award Plan. Options awarded in 2005 expire 90 days following termination of employment, except in instances following death, disability or retirement. In the event of death, all outstanding options vest immediately and will expire one year following the date of death. For options awarded in 2005 and previous years, the award agreement states that the terms of all outstanding options will be unaffected by normal retirement or disability and in the event of early retirement, options that are not vested will terminate on the second business day after such retirement and options that are vested will terminate 90 days thereafter unless the Chief Executive Officer or, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, the Committee, determines that all outstanding options will be unaffected by such retirement. In the event of a change in control (as defined in the Stock-Based Award Plan), the vesting date of all outstanding options is accelerated so as to cause all outstanding options to become exercisable. The exercise price of the shares of common stock subject to options is set by the Committee and must be at least 100% of the fair market value of the shares on the date the option is granted. The award agreement provides that shares to be issued upon exercise of options may be purchased by the Corporation in the open market.
(2)	The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the common stock.

Aggregated Options Exercises in Last Fiscal
Year and Fiscal Year-End Options Values

         Shown below is information relating to (1) the exercise of options for the purchase of the Corporation’s common stock during the last completed fiscal year and (2) the fiscal year-end value of unexercised options for the Corporation’s common stock under the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan and the Amended and Restated Stock-Based Award Plan for the named executives. There are no awards of stock appreciation rights (“SARs”) for the Corporation’s common stock.

			Number of Securities
			Underlying		Value of
			Unexercised Options at		Unexercised In-the-Money
	Shares		Fiscal Year-End(1)		Options at Fiscal Year-End(2)
	Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name

Stephen P. Zelnak, Jr.	262,333	$9,902,450	381,666	164,050	$11,904,535	$5,073,600
Philip J. Sipling	45,000	1,866,870	165,000	39,372	5,531,575	1,217,659
Janice K. Henry	54,000	2,191,250	91,499	20,001	2,927,528	713,902
Donald M. Moe	25,000	1,039,600	81,000	19,686	2,722,458	608,830
Roselyn R. Bar	15,250	551,710	32,000	19,686	1,080,366	608,830

(1)	Options granted by the Corporation in 2005 as shown in “Option Grants in Last Fiscal Year” above, all of which were unexercisable at year-end, are included in this table. Options granted by the Corporation in 2004, one-third of which vested in 2005; in 2003, two-thirds of which were vested in 2005; and in 2002 and in prior years, all of which were vested in 2005, are also included in this table.
(2)	The value presented represents the difference between the closing price of the stock at year-end and the exercise price of the options.

Securities Authorized for Issuance Under Equity Compensation Plans

         Shown below is a summary of information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance. The Corporation’s equity compensation plans consist of the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the “Directors’ Plan”), the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Stock-Based Award Plan”), the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the “Omnibus Securities Award Plan”), and the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the “Achievement Plan”). All of these equity compensation plans have been approved by the Corporation’s shareholders. The Corporation has no individual compensation arrangements under which equity securities of the Corporation are authorized for issuance to employees or non-employees in exchange for goods or services.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued Upon Exercise of	Weighted-Average Exercise	Plans (Excluding
	Outstanding Options,	Price of Outstanding Options,	Securities Reflected in
	Warrants, and Rights	Warrants, and Rights	Column (a))
Plan Category
	(a)(1)	(b)(1)	(c)(2)

Equity compensation plans approved by shareholders	2,824,787	$39.58	1,872,082
Equity compensation plans not approved by shareholders	None	None	None

Total	2,824,787	$39.58	1,872,082

(1)	Includes 2,478,220 stock options that have a weighted-average exercise price of $43.97; 276,712 restricted stock units that have a $0 exercise price; and 69,855 stock units granted in accordance with the Corporation’s Incentive Stock Plan that are credited to participants at an average weighted cost of $40.73. The restricted stock units and stock units granted in accordance with the Corporation’s Incentive Stock Plan represent the Corporation’s obligation to issue shares in the future subject to certain conditions in accordance with the Corporation’s Stock-Based Award Plan.
(2)	Includes shares of the Corporation’s common stock available for issuance (other than upon the exercise of an option, warrant, or right) under the Corporation’s equity compensation plans as of December 31, 2005 in the following amounts: Directors’ Plan (216,100 shares), Stock-Based Award Plan (1,448,007 shares), and Achievement Plan (207,975 shares). The Directors’ Plan provides that nonemployee directors may elect to receive all or a portion of their fees in the form of common stock. See footnote 6 on page 12 of this Proxy Statement for more information on the Directors’ Plan. Under the Achievement Plan, awards can be granted to key senior employees based on certain common stock performance over a long-term period. No awards have been granted under this plan since 2000.

Pension Plan

         The named executives participate in the Martin Marietta Materials, Inc. Pension Plan (the “Pension Plan”), which is sponsored by the Corporation and covers all of the Corporation’s executive officers and substantially all of the salaried employees of the Corporation on a non-contributing basis. Set forth below is a pension plan table which shows the estimated annual benefits payable under the Pension Plan and the Martin Marietta Materials, Inc. Supplemental Excess Retirement Plan (“SERP”) upon retirement for specified earnings and years of service under the Pension Plan.

	Years of Service

Remuneration	15	25	35	45

$100,000	$20,171	$33,619	$47,066	$62,066
$150,000	31,421	52,369	73,316	95,816
$200,000	42,671	71,119	99,566	129,566
$300,000(1)	65,171	108,619	152,066	197,066
$400,000(1)	87,671	146,119	204,566	264,566
$500,000(1)	110,171	183,619	257,066	332,066
$750,000(1)	166,421	277,369	388,316	500,816
$1,000,000(1)	222,671	371,119	519,566	669,566
$1,250,000(1)	278,921	464,869	650,816	838,316
$1,500,000(1)	335,171	558,619	782,066	1,007,066
$1,750,000(1)	391,421	652,369	913,316	1,175,816
$2,000,000(1)	447,671	746,119	1,044,566	1,344,566
$2,250,000(1)	503,921	839,869	1,175,816	1,513,316

(1)	The benefits payable under the Pension Plan may be limited by sections 401(a)(17) and 415(b) of the Internal Revenue Code. The maximum earnings amount in 2005 that may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $210,000. The maximum annual amount payable under the Plan as of December 31, 2005 in accordance with Section 415(b) of the Code is $170,000.

       Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive cash compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement and the participant’s number of years of credited service. Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations. The SERP generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP unless the participant chooses to receive the benefits in the same manner that benefits are paid under the Pension

Plan. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offset amounts.

         As of December 31, 2005, the estimated total annual benefits payable upon retirement at age 65 for the individuals named in the summary compensation table, based on continued employment at current compensation, are as follows: Mr. Zelnak, $756,837; Mr. Sipling, $272,559; Ms. Henry, $343,938; Mr. Moe, $277,514; and Ms. Bar, $186,778. These amounts include benefits that are payable under the SERP. The years of credited service upon assumed retirement at age 65 for Mr. Zelnak, Mr. Sipling, Ms. Henry, Mr. Moe, and Ms. Bar are 28.75 years, 27.67 years, 41.67 years, 36.92 years, and 28.75 years, respectively. The compensation covered by the Pension Plan and the SERP for the individuals named in the Summary Compensation Table is substantially similar to the annual compensation reported in the Summary Compensation Table and does not deviate by more than 10%.

Employment Protection Agreements

         The Corporation has entered into Employment Protection Agreements, as amended from time to time (the “Agreements”), with each of the executive officers listed in the summary compensation table. The purpose of these Agreements is to provide the Corporation’s key executives with payments and benefits upon certain types of terminations within two years and 30 days following a “Change of Control.” For purposes of the Agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of the Corporation or the combined voting power of the Corporation’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation’s assets following which the Corporation’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, or (iv) a liquidation or dissolution of the Corporation.

         The Agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without “Cause” (as defined in the Agreements) or terminates his employment with “Good Reason” (as defined in the Agreements), or if the executive voluntarily terminates his employment for any reason during the thirty-day period following the second anniversary of the Change of Control, the Corporation is obligated to pay the executive, in a lump sum, an amount equal to three times the sum of the executive’s “Base Salary” and “Annual Bonus.” For purposes of the Agreements, Base Salary means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control, and Annual Bonus means the executive’s highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive’s termination of employment. In addition, for three years following termination of employment, the Corporation must provide the executive with welfare benefits that are generally as favorable as those the executive enjoyed prior to the Change of Control. The Corporation must also continue to provide the executive all benefits provided under the Corporation’s defined benefit and defined contribution retirement plans and provide the executive with the same retiree medical benefits that were in effect for retirees immediately prior to the Change of Control. Furthermore, the Agreements provide for “gross up” payments to compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code on account of the severance amounts.

         The term of the Agreements is one year following their effective dates. On each anniversary date of the effective date, the Agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension. If, prior to termination, a Change of Control occurs or the Board becomes aware of circumstances which in the ordinary course result in a Change of Control, then under no circumstances will the Agreements terminate prior to 31 days after the second anniversary of the Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION IN COMPENSATION DECISIONS

         The members of the Corporation’s Management Development and Compensation Committee are Directors McDonald, Cole, and Menaker, none of whom has ever been an officer or employee of the Corporation or any of its subsidiaries. There are no executive officer-Director interlocks where an executive of the Corporation serves on the compensation committee of another corporation that has an executive officer serving on the Corporation’s Board of Directors.

FINANCIAL STATEMENTS

         Upon the written request of any shareholder, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Requests should be mailed to the Corporate Secretary, Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina 27607. A copy of such Annual Report is also posted and available for public viewing on the Corporation’s website at www.martinmarietta.com.

METHOD OF PROXY SOLICITATION

         The entire cost of preparing, assembling, printing, and mailing the Notice of Meeting, this proxy statement, and proxies, and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by the Corporation. In addition to use of the mails, proxies may be solicited by officers, Directors, and other regular employees of the Corporation by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Corporation will use the services of Morrow & Co., Inc., a professional soliciting organization, to assist in obtaining in person or by proxy the largest number of shareholder vote as is possible. The Corporation estimates its expenses for solicitation services will not exceed $20,000. The Corporation will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

         At the time this proxy statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the annual meeting. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented by proxies on such matters in accordance with their judgment in the best interest of the Corporation. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the meeting.

INCORPORATION BY REFERENCE

         The Report of the Audit Committee beginning on page 23, the Report of the Management Development and Compensation Committee beginning on page 26, and the Performance Graph on page 31 do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such information by reference.

SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

         Proposals by shareholders for nominations for Directors or other matters intended to be presented at the 2007 Annual Meeting of Shareholders of the Corporation must be received by the Secretary of the Corporation no later than December 8, 2006 in order to be included in the proxy statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the Bylaws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of shareholders, including the nomination of any person for election as Director. In general, written notice must be received by the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s proxy statement in connection with the annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2007 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Corporation no earlier than January 12, 2007 and no later than February 12, 2007. Any waiver by the Corporation of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate the Corporation to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607.

MARTIN MARIETTA MATERIALS, INC.

April 7, 2006

APPENDIX A

MARTIN MARIETTA MATERIALS, INC.

GUIDELINES FOR DIRECTOR’S INDEPENDENCE

         For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with Martin Marietta Materials, either directly or indirectly. This determination must comply with the rules of the New York Stock Exchange. The Board will broadly consider all relevant facts and circumstances in making its determination.

         A director cannot be considered independent until three years after the end of any of the following relationships with Martin Marietta Materials:

•	A director who is employed by Martin Marietta Materials or has an immediate family member employed as an executive officer (which, for the purpose of these Guidelines for Director’s Independence, has the meaning ascribed to it in Section 16(a) of the Securities Exchange Act of 1934) of Martin Marietta Materials.

•	A director who receives, or has an immediate family member who receives, more than $100,000 during any 12-month period within the last three years in direct compensation from Martin Marietta Materials, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of Martin Marietta Materials.

•	A director who is a current partner or employee of a firm that is the internal or external auditor of Martin Marietta Materials, or who has an immediate family member who is a current partner of such auditor or who is employed by such auditor and who works in such auditor’s audit, assurance or tax compliance (but not tax planning) practice; or if the director or family member has within the last three years (but is no longer) a partner or employee of such auditor, and he or she personally worked during that time on the audit of Martin Marietta Materials.

•	A director who is employed, or has an immediate family member who is employed, as an executive officer of another company where any of Martin Marietta Materials’s present executives serves on that company’s compensation committee.

•	A director who is currently employed, or has a family member currently employed as an executive officer, by a for-profit company that makes payments to, or receives payments from, Martin Marietta Materials for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues.

         In addition, Audit Committee members must meet the independence requirements set out in the Audit Committee Charter.

         There is a presumption that the existence of any of the following relationships or interests is not a material relationship that would impair a director’s independence. Notwithstanding this presumption, the Board will look at the totality of this relationship and other material relationships when determining independence. If a Board member has a relationship that exceeds the standards described below, or has another significant relationship with the Corporation or its management that is not described below, or there are special circumstances relating to the standard below, then the independent members of the

A-1

Board will determine whether that member’s relationship would affect the Board member’s independence.

(a)	A director whose affiliation is with an outside law firm, consultant or other advisor doing business with the Corporation where the business for the prior fiscal year accounts for less than the greater of $1 million of the outside firm’s revenues or 2% percent of the outside firm’s gross revenues.

(b)	A director who serves on the Board of Trustees or is employed by or derives income from a charitable organization or other tax-exempt organization to which the Corporation has made in the prior fiscal year a contribution of $100,000 or less. The Corporation will disclose in its annual proxy statement any contributions made by the Corporation to any tax-exempt organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues.

(c)	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with Martin Marietta Materials or receives contributions from Martin Marietta Materials.

(d)	Ownership of securities of Martin Marietta Materials where the director does not receive any special benefit not shared by securities holders on a pro rata basis.

(e)	Ownership of less than 10% equity interest in another corporation that has a relationship with or is a party to a transaction with Martin Marietta Materials that is at arm’s length terms.

         Any determination of independence for a director that does not meet the standards enumerated above will be disclosed by the Board of Directors in the Corporation’s annual proxy statement.

A-2

APPENDIX B

MARTIN MARIETTA MATERIALS, INC.

GUIDELINES FOR POTENTIAL NEW BOARD MEMBERS

         Preamble: The following guidelines are one of the tools used to assist the Nominating and Corporate Governance Committee in the exercise of its responsibility to evaluate the suitability of new potential candidates for the Board of Directors, consistent with any criteria set out in the Corporation’s Corporate Governance Guidelines. In evaluating a new potential candidate who is not an employee or former employee of the Corporation, the Nominating and Corporate Governance Committee would take into consideration the extent to which the candidate has the personal characteristics and core competencies outlined in one or more of the guidelines set out below, and would take into account all other factors it considers appropriate, including the overall composition of the Board. These guidelines are in addition to and are not intended to change or interpret any law or regulation, or the Corporation’s Articles of Incorporation or Bylaws. The guidelines are subject to modification from time to time by the Nominating and Corporate Governance Committee.

          1. Candidates should have a long-term history of the highest integrity and should ascribe fully to the ethics program of the Corporation.

          2. Candidates should be experienced and seasoned but still active in their careers. Ideally they should have five years or more expected in their full-time career before normal retirement.

          3. Consideration should be given to matching the geographic base of the candidate with the geographic coverage of the Corporation.

          4. Consideration should be given to diversity on the Board, including candidates that have ethnic backgrounds that reflect the constituencies of the Corporation.

          5. Generally, candidates should not come from firms or companies that are significant sellers or buyers of good and services to or from the Corporation.

          6. Candidates who would serve on the Corporation’s Audit Committee, Nominating and Corporate Governance Committee, or Management Development and Compensation Committee should be “independent” as defined by the Securities and Exchange Commission, the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines.

          7. Given the nature of Board governance, the background and expertise of candidates should reflect the skill needs of the Board and the Corporation. With the Securities and Exchange Commission requirements with respect to audit committees and the financial nature of much of what the Board is responsible for, a significant number of Board members need to have strong financial knowledge.

          8. Candidates should have significant professional experience to make a significant contribution to the Board such that the overall composition of the Board includes expertise in the following areas: audit committee financial experts, legal, human resources, business strategy, marketing, the primary businesses in which the Corporation operates, and other areas of importance to the Corporation.

          9. Public company experience is highly desirable.

         10. Candidates from education or nonprofit organizations will be considered where there is a specific priority need identified by the Board and where such a candidate can add value.

         11. Board candidates ideally would serve on no more than three for-profit boards inclusive of Martin Marietta Materials to assure adequate time to discharge the duties of a Board member.

B-1

APPENDIX C

MARTIN MARIETTA MATERIALS, INC.

AMENDED AND RESTATED
STOCK-BASED AWARD PLAN

Adopted: May 8, 1998

As Amended May 8, 1998,

August 17, 2000, May 22, 2001

and April 3, 2006

MARTIN MARIETTA MATERIALS, INC.

AMENDED AND RESTATED
STOCK-BASED AWARD PLAN

SECTION 1.     Establishment and Purpose

         The Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”) was adopted by the shareholders of the Corporation in a manner that complies with Section 162(m) at the shareholders meeting held on May 8, 1998, and subsequently amended and restated by the Board of Directors on May 8, 1998, August 17, 2000, May 22, 2001 and April 3, 2006.

         The purpose of this Plan is to benefit the Corporation’s shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees and directors an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such employees and directors with additional incentives to remain with the Corporation.

SECTION 2.     Definitions

         The following terms, as used herein, shall have the meaning specified:

“Affiliate” of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

“Award” means an award granted pursuant to Section 4 hereof.

“Award Agreement” means an agreement described in Section 7 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Corporation as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee composed of members of, and designated by, the Board of Directors and consisting solely of persons who are both (i) “non-employee directors” within the meaning of Rule 16b-3, and (ii) “outside directors” within the meaning of Section 162(m), as Rule 16b-3 and Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with both Rule 16b-3 and Section 162.

“Corporation” means Martin Marietta Materials, Inc.

“Covered Employee” means a covered employee within the meaning of Section 162(m) or the Treasury Regulations promulgated thereunder.

“Eligible Director” means each director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Employee” means officers and other key employees of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for such date, the next following day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole direction, to be appropriate for such valuation.

“Incumbent Board” means a member of the Board of Directors of the Corporation who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

“Insider” means any person who is subject to Section 16 of the Exchange Act.

“Participant” means an Employee or Eligible Director who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

“Section 16” means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Section 422” means Section 422 of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Stock” means shares of Common Stock of the Corporation, par value $.01 per share.

“Subsidiary” means any entity directly or indirectly controlled by the Corporation.

SECTION 3.     Eligibility

         Awards may be granted (a) to exempt salaried Employees of the Corporation or any Subsidiary who are designated from time to time by the Committee or (b) to Eligible Directors.

         No individual who beneficially owns Stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.

SECTION 4.     Awards

         The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

(a)	Non-Qualified Stock Options. A Non-Qualified Stock Option is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

(i)	The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(ii)	Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Stock issued upon exercise of options, (A) a promissory note of the optionee evidencing the optionee’s obligation to make future cash payments to the Corporation, or (B) any other form of payment deemed acceptable to the Committee. Promissory notes referred to in clause (A) above shall be payable as determined by the Committee (but in no event later than five years after the date thereof), shall be secured by a pledge of shares of Stock purchased, and shall bear interest at a rate established by the Committee.

(iii)	No Non-Qualified Stock Option may be exercisable more than ten years after the date the Award is made.

(b)	Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that complies with the requirements of Code Section 422 or any successor section.

(i)	To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, the term “Incentive Stock Option” shall mean an option to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which option is intended to comply with Section 422 of the Code.

(ii)	No Incentive Stock Option may be granted under this Plan after April 3, 2016 or be exercisable more than ten years after the date the Award is made.

(iii)	The exercise price of any Incentive Stock Option shall be no less than Fair Market Value of the Stock subject to the option on the date the Award is made.

(iv)	The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a Non-Qualified Stock Option.

(c)	Restricted Stock. Restricted Stock is Stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine.

(d)	Other Stock-Based Incentive Awards. The Committee may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Stock of the Corporation or provide incentive Awards that are valued by reference to the Fair Market Value of Stock of the Corporation (including, but not limited to phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

(e)	Except as provided in Section 10 hereof, no option or stock appreciation right may be amended to reduce the price per share of the shares subject to such option or the exercise price of such stock appreciation right, as applicable, below the option price or exercise price as of the date the option or stock appreciation right is granted without shareholder approval. In addition, other than as provided in Section 10 hereof, (i) no option or stock appreciation right may be granted in exchange for the cancellation or surrender of an option, stock appreciation right or other award having a lower option price or exercise price and (ii) no option may be granted with an automatic reload feature whereby the Corporation is obligated to grant a new Award hereunder upon the exercise of the option, in either case, without shareholder approval.

SECTION 5.     Shares of Stock and Other Stock-Based Awards Available Under Plan

(a)	Subject to the adjustment provisions of Section 10 hereof, (i) the aggregate number of shares with respect to which Awards payable in securities may be granted under the Plan shall be no more than 5,000,000; (ii) the aggregate number of shares with respect to which Awards subject to Restricted Stock under the Plan shall be no more than 1,500,000; and (iii) the aggregate number of shares with respect to which Non-Qualified Stock Options or Incentive Stock Options may be granted to any individual Participant shall be no more than 500,000 in any one year. Awards that are canceled shall be counted against the 500,000 share per year limit to the extent required by Section 162(m) of the Code.

(b)	Any unexercised or undistributed portion of any cancelled, terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) and any shares tendered or withheld in satisfaction of tax withholding obligations in connection with an Award shall be available for further Awards in addition to those available under Section 5(a) hereof; provided, however, that from and after May 23, 2006, neither (i) shares tendered as full or partial payment to the Corporation upon exercise of a Non-Qualified Stock Option granted under the Plan, nor (ii) shares subject to stock appreciation rights that are not used to settle the stock appreciation right upon exercise, shall become available for further Awards under the Plan.

(c)	For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:

(i)	except as provided in (v) of this Section, each option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular option;

(ii)	except as provided in (v) of this Section, each other stock-based Award shall be deemed to be equal to the number of shares to which it relates;

(iii)	except as provided in (v) of this Section, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award.

(iv)	where two or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other type of Award, each such tandem Award shall be deemed to cover only the number of shares to be issued under the surviving tandem component; and

(v)	each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

Additional rules for determining the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

SECTION 6.     Directors’ Options

(a)	Annual Options. Each Eligible Director shall be granted a Non-Qualified Stock Option to acquire 1,500 shares of Stock annually at the same meeting that options are normally granted to employees of the Corporation, or in such other amount or at such other time as may be determined by the Board of Directors.

(b)	Terms and Conditions. Any Award granted under this Section 6 shall be subject to the following terms and conditions:

(i)	The exercise price of any Non-Qualified Stock Option granted under Section 6 shall be 100% of the Fair Market Value of the Stock on the date the Award is made.

(ii)	Unless otherwise provided by this Plan, a Non-Qualified Stock Option granted under Section 6 shall become exercisable as provided in the Award Agreement.

SECTION 7.     Award Agreements

         Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

(a) Award Agreements shall include the following terms:

(i)	Termination of Employment or Service as Director: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Corporation or Subsidiary or service as a Director, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(ii)	Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 10 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

(iii)	Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The number of shares to be deducted shall be determined by reference to the fair market value as determined by the Committee.

(iv)	Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chairman or the Chief Executive Officer of the Corporation (or his delegate). By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

(v)	Exercise and Payment: The permitted methods of exercising and paying the exercise price with respect to the Award.

(vi)	Minimum Vesting: The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with Directors or the recruitment of new Employees (including new officers), or as otherwise provided in Section 11 hereof, or otherwise provided by the Award Agreement in connection with retirement, disability or death of the participant, (i) Non-Qualified Stock Options shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock shall vest not earlier than three years from the grant date of the Award.

         (b) Award Agreements may include the following terms:

(i)	Replacement and Substitution: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms, or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

(ii)	Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control, the price and the amount or value of Awards.

SECTION 8.     Amendment and Termination

         The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action by the Board or the Committee may, without approval of the shareholders of the Corporation, be effective, if shareholder approval would be required pursuant to the rules and regulations of the New York Stock Exchange or to keep the Plan and the Awards made thereunder in compliance with Sections 162(m) or 422, as applicable.

SECTION 9.     Administration

(a)	The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(b)	The Committee shall periodically determine the Participants in the Plan, except with respect to Eligible Directors, and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c)	The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the terms of any Award Agreements and, except with respect to Eligible Directors, the number of shares of Stock, or units granted, shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

(d)	It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 9(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and deemed advisable by the Committee.

(e)	It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Section 162(m), so that the Corporation will be entitled, to the extent possible, to deduct compensation paid under the Plan and otherwise to such Covered Employees and will not be subjected to avoidable loss of deductions thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 9(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Covered Employees to the extent permitted by law and deemed advisable by the Committee.

(f)	The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 10.     Adjustment Provisions

(a)	In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award, shall be proportionately increased.

(b)	The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

SECTION 11.     Change in Control

(a)	Subject to Sections 5, 8 and 10, in the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of any Award Agreement, all time periods for purposes of vesting in, or realizing gain from, any and all outstanding Awards made pursuant to this Plan will automatically accelerate.

(b)	For the purposes of this Section, a “Change in Control” shall mean on or after the effective date of the Plan,

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Acquiring Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation’s financial statements (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Corporation or any “affiliate” of the Corporation, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii)	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding

Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation’s financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 12.     Unfunded Plan

         The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 13.     Limits of Liability

(a)	Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)	Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 14.     Rights of Employees

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

(b)	Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 15.     Duration

         The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan may only be granted until December 31, 2016.

SECTION 16.     Governing Law

         The Plan shall be governed by the laws of the State of North Carolina.

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
919-781-4550
www.martinmarietta.com
NYSE Stock Symbol: MLM

- FOLD AND DETACH HERE -

MARTIN MARIETTA MATERIALS, INC.

Proxy solicited by the Board of Directors for the

Annual Meeting to be held May 23, 2006

The undersigned hereby appoints Stephen P. Zelnak, Jr. and Anne H. Lloyd, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 23, 2006, and at any adjournment thereof.

1.	ELECTION OF DIRECTORS: Nominees are David G. Maffucci, William E. McDonald, Frank H. Menaker, Jr., and Richard A. Vinroot, for the terms described in the Martin Marietta Materials, Inc. Proxy Statement dated April 7, 2006.

☐ FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

  ☐ WITHHOLD AUTHORITY to vote for the listed nominees

2.	APPROVAL OF AMENDMENTS TO THE STOCK-BASED AWARD PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

MARTIN MARIETTA MATERIALS, INC.

- FOLD AND DETACH HERE -

This proxy is solicited by the Board of Directors and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the approval of amendments to the Stock-Based Award Plan, and FOR the ratification of selection of Ernst & Young LLP as independent auditors. The Board of Directors recommends voting FOR each item.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

Please date and sign exactly as printed below and return promptly in the enclosed postage paid envelope

Dated:	, 2006

Signature and Title

Signature if held jointly

(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign. If a corporation or a partnership, sign full corporate name or partnership name, as the case may be, by an authorized person.)